                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. 1)

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/      Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         COMPREHENSIVE CARE CORPORATION
                (Name of Registrant as Specified in its Charter)

                         COMPREHENSIVE CARE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/X/ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1.      Title of each class of securities to which transaction applies:

                 7 1/2% Convertible Subordinated Debentures Due April 15, 2010

         2.      Aggregate number of securities to which transaction applies:

                 $9,538,000 in original principal amount

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 Estimated solely for the purpose of calculating the filing fee, pursuant to Rule 0-11(a)(4) and 0-11(b)(2), equal to one-fiftieth (1/50th) of one percent of one- third of the value of the maximum amount of Debentures to be acquired by the Issuer (the "Transaction Value") based on the average of the bid and asked prices of the Debentures as reported by some of the market makers in the Debentures as of a trading date within the five trading days prior to the date of this filing by the Issuer, or the book value of the Debentures in the event there is no such market value known or reasonably available. The $9,538,000 maximum original principal amount of Debentures to be exchanged represents $9,538,000 in value on the Issuer's books. The Issuer has an accumulated capital deficit, thereby qualifying for a two-thirds fee discount as such an Issuer, a specifically described category of financially distressed entity listed in Rule 0-11(a)(4).

         4.      Proposed maximum aggregate value of transaction:

                 $9,538,000 in original principal amount

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.      Amount Previously Paid:

                 $6,358.67

         2.      Form, Schedule or Registration Statement No.:

                 SCHEDULE 13E-4; FILE NO. 005-19482

         3.      Filing Party:

                 COMPREHENSIVE CARE CORPORATION

         4.      Date Filed:

                 SEPTEMBER 14, 1995

                                 [COMPCARE LOGO]

                                February __, 1996

Dear CompCare Debentureholders:

         On behalf of the Board of Directors and Management of your Company, I respectfully request that each of you, as holders of the Company's 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (the "Securities" or "Debentures") consent in writing ("Consent") to the actions described in the accompanying Debenture Consent Solicitation Statement as proposals RECOMMENDED BY MANAGEMENT to (1) rescind the existing acceleration of payments otherwise due under the Debentures, (2) waive existing Events of Default, (3) direct the Trustee to not pursue remedies otherwise available on account of the existing defaults, and (4) consent to amendments of the Indenture under which the Debentures were issued to the extent necessary to effect the foregoing and the Exchange. The principal purpose of the Consents is to facilitate the redemption, exchange, payment or reinstatement, in whole or in part, of the Company's outstanding Debentures, which have been in default since the Company failed to make interest payments commencing October 17, 1994. The enclosed Debenture Consent Solicitation Statement explains in more detail the reasons for, and the effects of, your Consent to the proposals recommended by the Board of Directors and Management. Please read the Statement carefully. Your Consent to the proposals is critical to your Company.

         THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE PROPOSED ACTIONS AND REQUESTS THAT THE DEBENTUREHOLDERS CONSENT TO EACH OF PROPOSALS (1), (2),
(3) AND (4).

         YOUR CONSENT IS IMPORTANT. Consents of the holders of at least a majority in principal amount of the outstanding Debentures are necessary to approve and adopt Proposals (1) and (3). Consent of at least 66 2/3% in principal amount of the outstanding Debentures may be necessary to approve and adopt Proposals (2) and (4). Therefore, please promptly complete, sign and date the enclosed Consent card and return it in the enclosed prepaid envelope. Your consent may be withdrawn at any time prior to the Company's receipt of Consents sufficient to approve the Proposals. Your prompt cooperation will be greatly appreciated.

                                       Sincerely,

                                       Chriss W. Street
                                       Chairman of the Board,
                                       President and Chief Executive Officer

                         COMPREHENSIVE CARE CORPORATION

                    NOTICE OF DEBENTURE CONSENT SOLICITATION

TO THE SECURITYHOLDERS:

         The Board of Directors of Comprehensive Care Corporation (the "Company") hereby requests your consent in writing for the following purposes:

         1. Proposal No. 1, to consent to rescind, and to notify Bank of America National Trust and Savings Association (the "Trustee"), of a rescission of, an acceleration of payments due under the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures") as described in the accompanying Debenture Consent Solicitation Statement.

         2. Proposal No. 2, to consent to waive, and to notify the Trustee of a waiver of, any other Events of Default under the Debentures (other than nonpayment of any principal and interest due).

         3. Proposal No. 3, to consent to instructions and to instruct the Trustee to not pursue any remedy under the Debentures or the Indenture upon anything less than future directions given by a majority in outstanding principal amount of Debentures.

         4. Proposal No. 4, to consent to the amendment of the Indenture dated April 25, 1985 between the Company and the Trustee to the extent necessary to effect Proposals No. 1, No. 2 and No. 3 and the Exchange Offer described in the attached Debenture Consent Solicitation Statement.

         MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND YOUR CONSENT AND APPROVAL IN ORDER TO FACILITATE COMPLETION OF THE EXCHANGE OFFER DESCRIBED IN THE ATTACHED DEBENTURE CONSENT SOLICITATION STATEMENT.

         Only Debentureholders of record are entitled to sign a Consent card, and each record Debentureholder is urged to SIGN, DATE and MAIL the enclosed Consent card as promptly as possible in the enclosed postage prepaid envelope to First Trust California, National Association, successor to Bank of America National Trust and Savings Association, Corporate Trust Department No. 8510, 333 South Beaudry Avenue, Los Angeles, California 90017, Attention: Miss Sandy Chan.


                                       By Order of the Board of Directors,

                                       Kerri Ruppert
                                       Secretary

February __, 1996
Costa Mesa, California

--------------------------------------------------------------------------------
                            YOUR CONSENT IS IMPORTANT

TO ENSURE YOUR CONSENT BEING COUNTED, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AS PROMPTLY AS POSSIBLE AND TO MAIL IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE.
--------------------------------------------------------------------------------

                         COMPREHENSIVE CARE CORPORATION

                    DEBENTURE CONSENT SOLICITATION STATEMENT


GENERAL

         The Board of Directors hereby requests that the holders of the 7 1/2% Convertible Subordinated Debentures due April 15, 2010 (herein called either the "Securities" or the "Debentures") of Comprehensive Care Corporation, a Delaware corporation (the "Company"), authorize members of Management as their agents and attorneys-in-fact (1) to notify First Trust California, National Association, successor to Bank of America National Trust and Savings Association (the "Trustee"), of rescission of acceleration of the Securities, (2) to waive every continuing Event of Default (other than nonpayment of principal and due), (3) to instruct the Trustee to not to pursue remedies for any continuing Event of Default pending the acceleration being rescinded, and (4) to amend the Indenture dated April 25, 1985 between the Company and the Trustee pursuant to which the Debentures were issued to the extent necessary or advisable in order to effect Proposals (1), (2) and (3) and the Exchange described below. Please provide your Consent on every Proposal by signing, dating and mailing the Consent to the Trustee using the pre-addressed envelope provided for your convenience. The Trustee's address is First Trust California, National Association, successor to Bank of America National Trust and Savings Association, Corporate Trust Department No. 8510, 333 South Beaudry Avenue, Los Angeles, California 90017,
Attention: Ms. Sandy Chan, telephone: (213) 345-4652, fax: (213) 345-7596.

         These materials were first given or mailed to Securityholders on or about February __, 1996.

         Requests for information or documents may be directed to the attention of Kerri Ruppert, Senior Vice President, Chief Accounting Officer and Secretary/Treasurer of the Company, at the principal executive office of the Company located at 350 West Bay Street, Costa Mesa, California 92627.

         SEE "SPECIAL RISK FACTORS" COMMENCING ON PAGE 13.

REQUIRED VOTE OR CONSENT

         As set forth below under "The Proposed Exchange," the Company does not presently contemplate completion of the Exchange unless the Consents requested herein are granted by the Debentureholders. Under the Indenture, approval of Proposals No. 1 and 3 requires Consent of at least a majority of the outstanding principal amount of Debentures, and approval of Proposals No. 2 and 4 requires Consent of the holders of at least 66 2/3% of the outstanding principal amount of the Debentures.

RECORD DATE

         Debentureholders of record (including the Company or a nominee) at the close of business on the date a Consent is executed are entitled to give Consents to the actions proposed, and to bind all successors and assigns unless and until Consent is properly revoked. At January 31, 1996, an aggregate of $9,538,000 principal amount of the Debentures were outstanding. Debentures, if any, acquired or held by the Company will be voted or consented in favor of Proposals No. 1, 2, 3 and 4.

REVOCABILITY OF CONSENTS


         The Company and the Trustee will not use Consents received from the Debentureholders for a minimum period (the "Consent Solicitation Period") after the date of commencing this solicitation of 20 business days (approximately 30 calendar days). The Consent Solicitation Period as to all Proposals shall end at 5:00 o'clock p.m. New York City time, on the later of (a) March __, 1996 or (b) the first date on which the Company holds a number of Consents sufficient to be used independently to effect each of the actions proposed. When a Consent becomes effective in accordance with its terms, the Consent thereafter binds all Debentureholders of the Company.

         Any Consent given pursuant to this solicitation is considered separately for each Proposal and irrevocable by the person giving it at any time before it becomes effective as to such Proposal. If prior to the date the Consent becomes effective as to a Proposal, the Company or the Trustee receives a written notice of revocation of a Consent or a duly executed Consent bearing a later date from a Debentureholder or successor, any earlier-dated Consent will be revoked.

VOTING OR CONSENTING

         "Disapproving" or "abstaining" on a Proposal, and brokers indicating a "non-vote" in any other manner, all have the same effect and none is counted as a Consent on such Proposal. If a preference is not indicated on a signed and dated Consent delivered by any Debentureholder, the Consent will be counted as FOR Proposals No. 1, No. 2, No. 3 and No. 4.

         Only record holders may give a Consent. The Consent card provided may be executed by the record holder or pursuant to authority given by the record holder's written proxy or power of attorney.

INFORMATION AND SOLICITATION

         The Trustee will mail copies of this Debenture Consent Solicitation Statement (and other documents incorporated or contemplated therein) to Debentureholders and will provide customary services as Trustee and Registrar.

         The Company has retained Continental Stock Transfer & Trust Co., a full-service trust company and transfer agent, to provide Consent or proxy information services, limited to assuring that Debentureholders receive a Debenture Consent Solicitation Statement and other documents incorporated or contemplated therein and other administrative assistance. The cost of administrative matters related to distribution of this statement and related documents will be borne by the Company at a cost of approximately $__________, plus reasonable out-of-pocket expenses.

         The Company is required to undertake to reimburse, and does reimburse, brokerage firms and other persons representing beneficial owners of securities for their expenses in forwarding solicitation materials to such beneficial owners.

         Consents may be solicited personally or by telephone, telegram or fax by certain of the Company's directors, officers and regular employees, without additional compensation.

                                  THE PROPOSALS

         PROPOSAL NO. 1. Debentureholders are asked to rescind the acceleration in payment of principal under the Debentures that was declared by a group of Debentureholders because of the inability of the Company to make the installment of Debenture interest payment that became due on October 17, 1994. As described under "Background" below, a group of Debentureholders purporting to hold an aggregate of approximately 25% in principal amount of outstanding Debentures elected in February 1995 to accelerate payment of principal under the Debentures. Section 6.02 ("Acceleration") of the Indenture under which the Debentures were issued provides in part as follows: ". . . The Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if any existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration."

         If the Consent of the holders of more than 50% in principal amount of the Debentures is obtained for Proposal No. 1, the Company will pay all Debenture interest due, without acceleration, through the end of the previous semi-annual interest payment date, and the Company and the Debentureholders will return to a non-default status. The Company will be obligated to make all future payments of principal and interest when due, subject to future declarations of default, if any, and acceleration of principal otherwise due at maturity of the Debentures in the event of future defaults under the Debentures; and a Debentureholder will then be unable to demand immediately full payment of all principal and accrued interest on account of past defaults, but may be able to achieve liquidity only through the sale or other disposition of the Debentures on the over-the-counter market or in a private financing or other transaction or exchange. Debentures that are not surrendered in the "Exchange" described below will be fully subject to the risks of the Company's future as a going concern. See "Special Risk Factors" below.

         If the Consent to Proposal No. 1 is not granted by a sufficient principal amount, the Debentureholders will continue to be entitled to receive immediate payment of all principal and accrued interest due under the Debentures. If the Company fails, or is unable, to make the payments resulting from the acceleration, the Company or the Debentureholders may seek remedies under bankruptcy or other laws affecting creditors' rights generally.

         Payment of principal and interest under the Debentures is subordinated to the prior payment of secured Senior Debt of the Company, estimated to be approximately $3.6 million at December 31, 1995. Senior Debt is defined in
Section 11.02 of the Indenture to encompass generally all debt other than trade payables to the extent that such debt does not by its terms negate its status as Senior Debt. See "Priorities of Securities and Other Considerations Relating to Any Future Bankruptcy of the Company" and "Description of Debentures -- Subordination of Debentures" below. In any bankruptcy proceeding, the indebtedness evidenced by the Debenture may be paid or accounted for only according to its ranking as subordinate debt. Section 11.04 of the Indenture, "Default on Senior Debt" provides in part as follows:

                 "Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all such Senior Debt shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Debt, before any payment is made by the Company or any person acting on behalf of the Company on account of the principal or interest on the Securities.

                 "The Company may not pay principal of or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if:

                          "(1)    a default on Senior Debt occurs and is
                 continuing that permits holders of such Senior Debt to
                 accelerate its maturity, . . . ."

         PROPOSAL NO. 2. Debentureholders are asked to Consent to waive any other Events of Default under the Debentures (other than principal and interest due otherwise than by acceleration).

         Proposal No. 2 is dependent on Proposal No. 1. Section 6.02 quoted under Proposal No. 1 above indicates that to effect a rescission of acceleration, all Events of Default must have been "cured or waived." The Company does not know of any Event of Default, other than nonpayment, but asks that the Debentureholder approve Proposal No. 2 in order to eliminate the possibility of a technical breach defeating the will of the holders of outstanding Debentures consenting to Proposal No. 1. The Board of Directors recommends that Debentureholders waive all other defaults, if any.

         If the Consent of the holders of more than 66 2/3% in principal amount of the Debentures is obtained for Proposal No. 2, the Company will not be subject to demands for accelerated payment of principal on account of past technical defaults other than the existing defaults in principal and interest which resulted in the existing acceleration. Accrued interest will in either event be due and payable in accordance with the terms of the Debentures. If Proposal No. 1 is approved by the Debentureholders, the restored non-delinquent status of the Debentures will be maintained if the Debentureholders are paid the amounts due otherwise than on account of acceleration. Otherwise, the Debentureholders might be entitled to demand again an acceleration on account of a default that is not cured by the adoption of Proposal No. 1 and the payment of accrued interest alone.

         PROPOSAL NO. 3. Debentureholders are asked to Consent to the giving of directions to the Trustee under the Indenture that the Trustee shall not, pending the Exchange or the termination of the Exchange Offer, pursue any remedy under the Debentures or Indenture unless future directions to do so are given by the holders of not less than 50% of the outstanding principal amount of Debentures.

         If Proposal No. 3 is adopted, instructions to the Trustee to pursue remedies on account of defaults will be effected only if authorized by a majority of the Debentureholders, rather than 25% in principal amount of Debentures as provided in the Indenture. If Proposal No. 3 is adopted, it will become more difficult for the Debentureholders to institute collection proceedings against the Company pending completion of the Exchange. Approval of a majority in principal amount of outstanding Debentures is necessary to effect Proposal No. 3.

         PROPOSAL NO. 4. Debentureholders are asked to Consent to any amendment to the Indenture necessary or advisable, in the reasonable judgment of counsel to the Company and counsel to the Trustee or to an independent committee of the Board of Directors of the Company established for the purpose, to effect Proposals No. 1, No. 2 and No. 3. The consent of 66 2/3% in principal amount of the Debentures is necessary to effect this Proposal.

         Section 9.02 of the Indenture entitled "Amendment -- With Consent of Holders" provides in part that: "The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least two-thirds in principal amount of the then outstanding Securities." If any of Proposals No. 1, No. 2 or No. 3 is adopted by the Debentureholders, the Indenture may include inconsistent provisions which should be amended to permit the Company to carry out the effect of the Proposals. The Company is not aware of any provisions that will need to be amended, supplemented or omitted, but requests the authority to effect an amendment in the event it is believed that one is necessary to carry out the Proposals adopted and the Exchange.

                          INTERESTS OF CERTAIN PERSONS

         The directors and executive officers who served the Company since June 1, 1994 have no substantial interest, direct or indirect, by security holdings or otherwise, in the approval or disapproval of Proposals No. 1, No. 2, No. 3 and No. 4, except as holders of Common Stock generally.

                           PRINCIPAL DEBENTUREHOLDERS

         The following table sets forth information concerning beneficial ownership of Debentures. Such information is given as of January 8, 1996. At such date, $9,538,000 in principal amount of Debentures were outstanding. According to rules adopted by the Securities and Exchange Commission (the "Commission"), "beneficial ownership" of securities for this purpose is the power to vote them or to direct their investment. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to Debentures beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Debentures.

                                                Amount and Nature of              Percent
          Name of Beneficial Owner              Beneficial Ownership             of Class
          ------------------------              --------------------             --------
William H. Boucher                                       0                           *
J. Marvin Feigenbaum                                     0                           *
Drew Q. Miller                                           0                           *
Ronald G. Hersch, Ph.D.                                  0                           *
W. James Nicol                                           0                           *
Kerri Ruppert                                            0                           *
Chriss W. Street                                         0                           *
All executive officers and
  directors as a group (7 persons)                       0                           *


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth information concerning beneficial ownership of Common Stock. Such information is given as of December 31, 1995. At the record date, 2,214,498 shares of Common Stock were outstanding; entitled to one vote per share. According to rules adopted by the Commission, "beneficial ownership" of securities for this purpose is the power to vote them or to direct their investment. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk in the percent of class column indicates beneficial ownership of less than 1% of the outstanding Common Stock.

                                                         Amount and Nature of                Percent
      Name of Beneficial Owner                           Beneficial Ownership                of Class
      ------------------------                           --------------------                --------
William H. Boucher                                              5,000    (9)                      *
J. Marvin Feigenbaum                                            5,000    (9)                      *
Lindner Funds (1)                                             586,700                          20.9
Drew Q. Miller                                                 21,000   (10)                      *
Ronald G. Hersch, Ph.D.                                        15,500    (4)                      *
Moriarty Litigation Group (2)                                 172,500                           7.8
W. James Nicol                                                  5,056    (3)                      *
Richard C. Perry(5)                                           200,000                           9.0
Kerri Ruppert                                                  23,000    (6)                    1.0
Chriss W. Street                                               88,560    (7)                    3.9
All executive officers and
  directors as a group (7 persons)                            163,116    (8)                    6.9
----------------

(1) The mailing address of Lindner Funds is c/o Ryback Management Corporation, 7711 Carondelet Avenue, Suite 700, St. Louis, Missouri 63105. Includes 250,000 shares issuable pending completion of administrative matters and approximately 336,700 shares currently reserved for issuance upon conversion of a Secured Convertible Note dated January 9, 1995. Lindner Funds, as described in its Schedule 13G, holds the shares and convertible debt in more than one fund.
(2) The mailing address of Moriarty Litigation Group is 1111 Bagbe, Suite 1950, Houston, Texas 77002-2546.
(3) Includes 56 shares held by Mr. Nicol's spouse as custodian for his three minor children, all of whom reside with Mr. Nicol, and 5,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date hereof.
(4) Includes 4,000 shares held directly and 11,500 shares subject to options that are presently exercisable or exercisable within 60 days of the date hereof.
(5) Mr. Perry is President of Perry & Co., 2635 Century Parkway, N.E., Suite 1000, Atlanta, Georgia 30345.
(6) Consists of 23,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date hereof.
(7) Includes 6,160 shares held directly and 82,500 shares subject to options that are presently exercisable or exercisable within 60 days of the date hereof. Also includes 100,000 restricted shares under a restricted stock under the Company's Incentive Stock Plan.
(8) Includes a total of 152,000 shares subject to outstanding options that are presently exercisable or exercisable within 60 days of the date hereof.
(9) Includes 5,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date hereof.
(10) Includes 1,000 shares held directly and 20,000 shares subject to options that are presently exercisable or exercisable within 60 days of the date hereof.

                              THE PROPOSED EXCHANGE

         In connection with the Proposals described in this Statement, the Company is making an offer to its Debentureholders to exchange outstanding Debentures for an Exchange Consideration comprised of cash and Common Stock (the "Exchange Offer"). Unless the Consents requested herein are granted by the Debentureholders holding the necessary aggregate principal amount of Debentures necessary to effect rescission of acceleration of the Debentures and consummate the Exchange, the Company, does not have any obligation to effect the Exchange and pay Exchange Consideration. The Company does not presently contemplate completion of the Exchange unless the Debenture acceleration is rescinded because the Company does not expect to be able to make such payment as would then be required in order to retire the Debentures and satisfy its other financial commitments. If the Consents are obtained, moreover, the Company will have fulfilled the obligations which had been undertaken by The Lustig Group described below under "Agreement of Participating Securityholders." In anticipation that rescission of acceleration will be accomplished, the Company would like to proceed with making the Exchange Offer. Concurrently with the Debenture Consent Solicitation, therefore, each Debentureholder will find it necessary to decide whether or not to tender Debentures. In doing so, each Debentureholder should consider the information set forth in the Offering Circular pertaining to the Exchange Offer and the information set forth herein.

         The Exchange Offer is being made by the Company in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), afforded by Section 3(a)(9) thereof. The Company, therefore, will not pay any commission or other remuneration to any broker, dealer, salesman or other person for soliciting Debentureholders to give Consents or to exchange Debentures. Regular employees of the Company, who will not receive additional compensation therefor, may solicit Debentureholders to give Consents and to exchange Debentures.

                                 CAPITALIZATION

         The Company's pro forma balance sheet at November 30, 1995, which reflects the effect of the exchange of 100% of the outstanding Debentures and 70% of the outstanding Debentures is incorporated herein by reference to page 43 of the Offering Circular.


                    SUMMARY COMPARISON OF TERMS OF DEBENTURES
                           AND EXCHANGE CONSIDERATION

                     THE DEBENTURES                                            EXCHANGE CONSIDERATION
                     --------------                                            ----------------------
PRINCIPAL . . . .    While the Debentures are accelerated, $1,000 is           For each $1,000 in principal
                     due in cash, and interest on the principal (which         amount exchanged, the
                     is considered overdue) is payable, along with             Debentureholder will receive
                     interest on unpaid interest to the extent lawful.         $500 in cash plus 16 shares of
                     See "Interest" below.  If the acceleration is             Common Stock.  As of January
                     rescinded, the principal amount will be due in            25, 1996, the closing price of
                     full April 15, 2010, subject to earlier payment           the Common Stock on the NYSE
                     in the Company's discretion.                              was $8.375.  The rights of
                                                                               holders of Common Stock are
                                                                               junior to the rights of
                                                                               Debentureholders and all other
                                                                               creditors.  See "Ranking"
                                                                               below.

INTEREST  . . . .    7 1/2% per annum calculated on a 30-day month and         $80 in cash. The additional
                     360 day year basis. Interest has accrued at               accrued interest that will
                     7 1/2% per annum.  Interest has not been paid             have been waived would
                     since the payment that was made on April 15, 1994         aggregate $78.44 to April 15,
                     on the Debentures. Three semi-annual interest             1996.
                     installments are in arrears (October 1994,
                     April 1995 and October 1995). Debentures
                     earn interest on default interest at 7
                     1/2% per annum, to the extent permitted by
                     law. While the Debentures are accelerated,
                     interest accrues on the entire principal
                     amount. Approximately $158.44 of interest
                     in the aggregate will have accrued on each
                     $1,000 face value to January 15, 1996. If
                     the acceleration is to be rescinded, the
                     interest required to be paid excludes the
                     portion of accrued interest due only on
                     account of the acceleration.

MATURITY  . . . .    While the Debentures are accelerated, all                 Upon the Exchange that occurs
                     principal and interest are due and payable                if and when the Exchange Offer
                     immediately.  If the acceleration is rescinded,           is successfully completed.
                     the principal amount will mature on April 15,             Completion of the Exchange
                     2010, subject to acceleration in the event of             Offer is subject to a high
                     notice by the Trustee or at least 25% in                  degree of risk. See "Special
                     principal amount of Debentures following the              Risk Factors."
                     existence and continuation of an event of
                     default.

CONVERSION OR        Each $1,000 in principal amount is convertible            See "Principal" above.
EXCHANGE  . . . .    into 4 whole Common shares (plus a balance of
                     $79.16 in principal amount of Debentures
                     remaining unconverted) at the current
                     conversion price of $230.21 per share. The
                     conversion price is subject to adjustment
                     to prevent dilution in certain events. The
                     conversion price adjustments are made
                     generally whenever shares are sold by the
                     Company at a price below the average
                     closing price on the NYSE during a
                     specified period.

RANKING . . . . .    Unsecured general obligations of the Company              Payments received in the
                     subordinate to all existing and future Senior             Exchange Offer by
                     Debt of the Company (as defined). Secured Senior          Debentureholders may be
                     Debt totalled approximately $3.6 million at               subject to claims of Senior
                     December 31, 1995.                                        Debt holders or other
                                                                               creditors, and, if competing
                                                                               creditors prevail in
                                                                               asserting their claims, the
                                                                               Exchange Consideration may
                                                                               be forfeitable. See
                                                                               "Priorities of Securities
                                                                               and Other Considerations
                                                                               Relating to Any Future
                                                                               Bankruptcy of the Company."
                                                                               Shares of Common Stock
                                                                               received in the Exchange
                                                                               constitutes "equity"
                                                                               securities, which by their
                                                                               nature are subordinate to
                                                                               all indebtedness of the
                                                                               Company.

REDEMPTION AT        Redeemable at any time in whole or in part at the         No redemption.
OPTION OF THE        option of the Company at the principal amount,
COMPANY . . . . .    together with accrued interest.

                    PRICE OF SECURITIES PRIOR TO ANNOUNCEMENT

         As of March 2, 1995, the date preceding the public announcement of the intention to make the Exchange Offer, the bid price for Debentures of $1,000 principal amount was $360 and the asked price was $390. Debenture prices were reported to the Company informally, directly from brokers in the over-the-counter market, and such reports are not intended to indicate that active trading exists. As of March 2, 1995, the New York Stock Exchange Composite Tape reported that the Company's Common Stock closing sales price was $5 3/4. As of January 25, 1996, the bid and asked prices for the Debentures were $600 and $650, respectively, and the high and low sales prices for the Company's Common Stock were $8.625 and $8.125, respectively.

                                   BACKGROUND

         The Debentures were issued by the Company in 1985. Except for the effects of acceleration of the Debentures, the maturity date of the Debentures would be April 15, 2010, and interest would be payable semi-annually on each April 15 and October 15. See "Default on Debentures." The Company has outstanding $9,538,000 in principal amount of Debentures. The Debentures were issued for a price equal to 100% of the aggregate original principal amount of $46.0 million. Since that time, $36,462,000 aggregate principal amount of Debentures have been converted by their holders into Common Stock. The interest cost to the Company under the Debentures is 7 1/2% of the outstanding principal amount per year. The Debentures currently are redeemable by the Company at 100% of face value.

DEFAULT ON DEBENTURES


         The Company's losses in fiscal 1995 caused the Company to suspend interest payments to the holders of the Company's Debentures. As a result, a group of Debentureholders and others purporting to hold an aggregate of 25% of the principal amount of the Debentures then outstanding declared in February 1995 an acceleration of the principal in the aggregate amount of $9,538,000 plus interest and default interest accrued from April 15, 1994, which became immediately due and payable. A subset of such persons filed an involuntary petition in United States Bankruptcy Court for the Northern District of Texas against the Company under Chapter 7 of the U.S. Bankruptcy Code, which was dismissed with the consent of the petitioners on March 6, 1995 following the execution of the Letter Agreement described below.

AGREEMENT OF PARTICIPATING SECURITYHOLDERS

         On March 3, 1995 the Company entered into a letter agreement (sometimes herein called the "Letter Agreement") with Mr. Jay H. Lustig, a representative of holders owning or purporting to own approximately 25% in outstanding principal amount of Debentures who had taken the actions to accelerate Debentures and to file an involuntary petition for bankruptcy. For the reasons set forth below, the Company believes that it is not bound by the Letter Agreement. The Exchange is being made by the Company voluntarily and includes certain of the concepts of the Letter Agreement as a framework for the currently proposed Exchange.

         The Letter Agreement provided for a consensual out-of-court resolution that the Company's Board of Directors approved as being in the best interests of the Company and its stockholders and other stockholders. Pursuant to the Letter Agreement, the holders' representative agreed to provide notices of waiver of the interest non-payment default, notices of rescission of the Debenture acceleration and the effects thereof, and consent to the immediate dismissal of the involuntary Chapter 7 petition from holders of $2.5 million in outstanding principal amount of Debentures by March 31, 1995 and to use best efforts to provide waivers of the interest default and notice of rescission of acceleration from the additional amount necessary to constitute a majority of outstanding principal amount of Debentures. In return, the Company agreed to provide an opportunity within 180 days to holders of Debentures to tender their Debentures to the Company pursuant to an exchange offer to be made by the Company to the holders of Debentures. The offer consideration was to consist of a payment of $500 in cash; $120 worth in shares of Common Stock at a defined value equal to an average market price over a specified trading period; and an $80 portion, in cash, of the accrued and unpaid interest from and after April 15, 1994, to and including the date of the consummation of the proposed exchange offer.

         The balance of accrued interest and default interest in excess of such $80 was required to be waived by the record holder at the record date for interest payment, if the proposed exchange offer with holders of Debentures were consummated. In addition, the Letter Agreement provided for a pledge after 150 days of all of the shares of CareUnit, Inc., a wholly-owned operating subsidiary of the Company, to secure the Company's obligation to complete the exchange on the agreed upon terms or otherwise to purchase Debentures, provided that the holder's representative and the Participating Securityholders (defined below) had in each material respect performed their obligations required to be performed.

         Under the Letter Agreement, Mr. Lustig agreed to use best efforts to obtain from the holders of a majority interest in the Company's outstanding Debentures a consent to, or waiver of, certain incidents of non-compliance with, and to rescind acceleration of, the Debentures. The Company intends to make the currently proposed Exchange Offer, although Mr. Lustig has not performed these material obligations. Although the Letter Agreement is not binding upon the Issuer because of the failure on the part of Mr. Lustig to perform under the terms thereof, the currently proposed Exchange is being made by the Company voluntarily and includes certain of the concepts of the Letter Agreement as a framework for the proposed Exchange.

         Under the Letter Agreement, the Debentureholders represented by Mr. Lustig ("Participating Securityholders") consented to withdrawal of the bankruptcy petition, and submitted notices of rescission of acceleration. The Participating Securityholders may not have held a majority in principal amount of the Debentures, and the notices were therefore ineffective. Management believes that Mr. Lustig did not use best efforts to provide notices of rescission of acceleration from other Debentureholders as necessary in order so that such rescission of acceleration would take effect.

         The Company intends to pay interest on the remaining untendered Debentures only if holders of a majority of the outstanding principal amount of Debentures give notice of rescission of acceleration of the Debentures.

         The Letter Agreement provided for a number of shares of Common Stock calculated based on the reported prices on the NYSE Composite Tape during a defined trading period -- March 6, 1995 through May 19, 1995 -- and specified that the price "averaging" calculation was to have been based on the average price of each and every round-lot trade (100 shares or more). The information necessary for the specified calculation is obtainable only within a short time following the trading day involved. The $7.50 defined worth per share is an estimate of the "average" trading price the specified calculation would have produced. The $7.50 amount was calculated based on the daily closing prices over the same trading period, with the averages weighted for daily composite volume. This method is believed to approximate the Letter Agreement method as well as reasonably possible. The Company was unable to utilize the trading prices during the defined trading period because, when the Company's request for specified date was received by one of the few appropriate sources for such data, such data was no longer available for the beginning half of the trading period.

         The Letter Agreement provided that the previously proposed exchange would be consummated within 180 days; provided, however, that the Company promised to use "best efforts" and its obligation to consummate the exchange was expressly conditioned upon the satisfaction of Mr. Lustig's obligation. Mr. Lustig's original promise to solicit consent was not satisfied because those efforts were invalid and insufficient. Management attributes the Company's delay beyond the prescribed 180 days to the failure of Mr. Lustig to cause a rescission of acceleration and to other factors beyond the Company's control. Management of the Company believes that the continuance of the acceleration of the Debentures has adversely affected the Company's ability to perform its obligation, if any, to make an exchange offer contemplated by the Letter Agreement and that the time expended by the Company has been reasonable in the circumstances.

         The Letter Agreement provided for an agreement in favor of Mr. Lustig and all of the Debentureholders not to pledge the shares of CareUnit after the date of the Letter Agreement in order for the Company to be prepared to satisfy a future obligation to pledge those shares only if the Participating Securityholders had performed all of their material obligations (with opportunity for cure) under the Letter Agreement. Such pledge would have been to secure the Company's obligation to purchase the Debentures on and subject to the terms and conditions of the Letter Agreement or otherwise. Management of the Company believes that the Company's obligations to perform the pledge of CareUnit shares did not arise because Mr. Lustig and the Participating

Securityholders did not use best efforts to provide proper notices of rescission of acceleration signed by Participating Securityholders or to a majority of the outstanding principal amount of Debentures. The Letter Agreement also provided that a disposition of the shares would have been permitted at any time after approximately August 28, 1995, or 180 days from March 3, 1995, if the Participating Securityholders had performed all of their material obligations (with opportunity to cure). The Company has honored its covenant not to encumber the CareUnit, Inc. shares otherwise than as the Letter Agreement contemplates. Because the Letter Agreement is not binding upon the Company because of the failure on the part of Mr. Lustig to perform under the terms thereof, no pledge of the CareUnit shares is contemplated in connection with the currently proposed Exchange.

         Pursuant to the Letter Agreement, every holder of Debentures who tendered them for exchange was to receive interest in an amount of $80 in cash in lieu of receiving the full actual amount of the interest. It is estimated that the interest (and default interest thereon) accrued through January 15, 1996 will be approximately $118 per $1,000 of face value of Debentures. To the extent the accrual exceeds the $80 in cash amount allocated as interest, the tender of Debentures constitutes a waiver of interest.

         Because of the failure of the Participating Securityholders to deliver the rescissions of the acceleration and waiver of defaults, the Company is seeking the Consent of Debentureholders through this Solicitations for the purposes and with the effects described below.

                              SPECIAL RISK FACTORS

         In addition to the other information set forth herein, the following factors should be considered carefully by the Debentureholders in deciding whether or not to grant the Consents requested by the Company:

POTENTIAL EFFECTS OF SENIOR DEBT

         Payment of Exchange Consideration may be subject to restrictions contained in the Indenture. The Company is restricted from paying, directly or through paying agents, any amount in cash or property (other than capital stock of the Company) if any Senior Debt that has matured on or before the date on which the Company intends to make payment, is not previously paid to the extent of the full amount of principal or interest due. If any Senior Debt is in default and if the holder gives the Company proper notice or institutes any proceeding related to such default, and such Senior Debt provides for a right of acceleration on default, the holder of Senior Debt in default must consent in advance to the payment to Debentureholders of any cash or other property (other than capital stock of the Company) before such payment may be made to Debentureholders. As of the date of the Offering Circular, no Senior Debt had given such notice or instituted such proceedings. The Company anticipates being able to make full and timely payment to each holder of Senior Debt as such Senior Debt matures as to principal or interest in the immediate future.

POTENTIAL EFFECTS OF FAILURE TO CONSUMMATE EXCHANGE OFFER

         The Company expects to fund its cash payments with respect to the Debenture Exchange Offer and the unpaid interest with a cash reserve fund of $4.5 million. If adequate funds are not available, the Company may be required to seek additional financing. If more than 70% of the Debentures are tendered, the Company may be required to employ other internal sources of funds, including working capital, or to seek external financing, or to delay the Debenture Exchange Offer pending other financing. In that event, a

Debentureholder may withdraw any previously tendered Debentures by following the procedures described in the Offering Circular.

         If the acceleration is not rescinded, the Company believes that it probably would not be able to pay the $9,538,000 of principal amount, plus accrued interest that would remain immediately due under the outstanding Debentures. Generally, unpaid creditors could file to commence a Chapter 7 liquidation. The Company believes that any protracted bankruptcy case would have material adverse effects on the Company. See "Brief Explanation of Chapter 11" below.

ABILITY OF THE COMPANY TO CONTINUE AS A GOING CONCERN; EXPLANATORY PARAGRAPH IN AUDITORS' REPORT

         The Company's independent auditors have included an explanatory paragraph in their report stating that the Consolidated Financial Statements of the Company have been prepared assuming that the Company will continue as a going concern and that the Company's financial condition, including the acceleration of the Debentures, raises substantial doubts about its ability to continue as a going concern. If the Debentures continue to be accelerated and a judgment is entered against the Company, the Company could be unable to continue to operate as a going concern and it may result in the Company, as its only possible viable alternative, seeking relief under Chapter 11 of the Bankruptcy Code regardless of the present intentions of the Company's Management and Board of Directors to take any other action necessary to avoid commencement of a bankruptcy case.

PRIORITIES OF SECURITIES AND OTHER CONSIDERATIONS RELATING TO ANY FUTURE BANKRUPTCY OF THE COMPANY

         Implementation of the Exchange Offer will have significant consequences for the holders of the Company's debt and equity securities in the event of any future bankruptcy of the Company. Certain of these consequences are summarized below. Holders of debt and equity securities are encouraged to seek the advice of their own counsel or advisors with respect to such matters.

         DEBT CLAIMS VS. EQUITY INTERESTS

         The relative rankings of the Company's debt claims and equity interests (excluding debt of its subsidiaries) both before and after giving effect to the Exchange for all of the outstanding Debentures (without reflecting any other transactions) are summarized in the following table. The relative priority of claims of holders of Debentures who do not tender such Debentures pursuant to the Exchange Offer may worsen because new debt or convertible securities, whether secured or unsecured may, in each case, rank senior to the Debentures. In the event the Company incurs additional indebtedness that is senior to the Debentures, the position of the Debentures relative to the new senior indebtedness will worsen. The relative priority of claims of holders of Debentures who tender them for acceptance by the Company, to the extent they receive and retain cash, would be improving in position relative to other creditors, and to the extent that they exchange their Debentures for Common

Stock their relative position may worsen because all secured and unsecured debt ranks ahead of equity.

                              Priority                 Pre-Restructuring           Post-Restructuring
                              --------                 -----------------           ------------------
                                                        Type and Amount              Type and Amount
                                                          Outstanding                  Outstanding
Secured Debt (a)
     Senior Secured Debt  . . . . . . . . . . . .      Secured Creditors            Secured Creditors
                                                          ($3,000,000)                ($3,000,000)
     Subsidiary Secured Debt  . . . . . . . . . .          ($607,000)                  ($607,000)

Subsidiary Other Liabilities(b) . . . . . . . . .     Unsecured Creditors          Unsecured Creditors
                                                        ($------------)             ($--------------)
Subsidiary Senior Equity(c) . . . . . . . . . . .          $1,000,000                  $1,000,000

Unsecured Debt (b)
     Senior Debt  . . . . . . . . . . . . . . . .      Various Creditors            Various Creditors
                                                           ($200,000)                  ($200,000)

     Subordinated Debt  . . . . . . . . . . . . .          Debentures                  Debentures
                                                          ($9,538,000)              ($9,538,000 less
                                                                                   amounts exchanged)

Equity  . . . . . . . . . . . . . . . . . . . . .         Common Stock                Common Stock
                                                          (2,656,931)                  (2,809,598)

----------
(a) All "secured debt" ranks ahead of all "equity" and, to the extent of the value of the security interest securing any such "secured debt," all "unsecured debt," except to the extent subordination agreements among creditors specify otherwise. To the extent any amount of the "secured debt" is undersecured or becomes unsecured, any such amount will have the relative priority of other "unsecured debt."

(b) All "unsecured debt" ranks ahead of all "equity." Liabilities of the Company's subsidiaries rank ahead of the Company's equity ownership of the subsidiaries and, generally, parent-subsidiary inter-company liabilities. Debentures rank pari passu in right of payment with certain unsecured debt of the Company, which would include trade payables and other general creditors of the Company (except for debts that are, by their terms, subordinated to indebtedness owed under the Debentures). The term pari passu means that such securities rank at the same level of priority for distributions in liquidation and/or bankruptcy, absent other bankruptcy considerations. See below, for example "Avoidable Preferences" and "Fraudulent Conveyances." The Debentures rank junior to certain unsecured debt of the Company, such as obligations of the Company under leases and all obligations of the Company evidenced by a note or similar instrument.

(c) Preferred Stock has priority over Common Stock in right of payment of dividends and in any distribution upon the liquidation, dissolution or winding up of the Company. Preferred Stock may be issued with rights determined and fixed by the Board of Directors from time to time.

         AVOIDABLE PREFERENCES

         If a case were to be commenced by or against the Company under the Bankruptcy Code following the consummation of the Exchange Offer, a bankruptcy trustee or the Company, as debtor in possession, could avoid as a preference any transfer of property made by the Company to or for the benefit of a creditor which was made on account of an antecedent debt if such transfer (i) was made within 90 days prior to the date of the commencement of the bankruptcy case or, if the creditor is found to have been an "insider" (as defined in the Bankruptcy
Code), within one year prior to the date of commencement of the bankruptcy case;
(ii) was made when the Company was insolvent; and (iii) permitted the creditor to receive more than it would have received in a liquidation under Chapter 7 of the Bankruptcy Code had the transfer not been made. Under the Bankruptcy Code, a debtor is presumed to be insolvent during the 90 days preceding the date of commencement of a bankruptcy case. To overcome this presumption, it would need to be shown that at the time the transfers were made, the sum of the Company's debts was less than the fair market value of all of its assets.

         Under the Bankruptcy Code, all or a portion of the property transferred, including any cash payments, to tendering holders of Debentures, as well as any subsequent payment to non-tendering holders of Debentures, could be found to constitute preferences if a bankruptcy case were commenced within the applicable time period following such payments and if the other elements discussed above are present. If, following the commencement of a bankruptcy case within the applicable time period, such transfers were found to be preferential transfers, transferees could be ordered to return the full value of such transfers. In such event, transferees would have a general unsecured claim in the Company's bankruptcy case equal to the value of the property returned.

BRIEF EXPLANATION OF CHAPTER 11

         Despite the dismissal in March 1995 of the involuntary bankruptcy petition that had been filed against the Company, there is no assurance that creditors of the Company could or would not file another involuntary petition in a bankruptcy court.

         In the event that the Company does not retire the Debentures or rescind the acceleration, a majority of Debentureholders by principal amount can request the Trustee to seek any remedies for non-payment, including potentially the filing of a bankruptcy petition. The filing of a petition would not affect the relative priority of creditors. Senior creditors may also file such a petition, or institute other actions against the Company, in order to enforce the subordination provisions of the Indenture that prevent the Debentureholders from collecting on their debts in advance of payment to any senior creditors.

         A bankruptcy debtor could, after an involuntary petition is filed, seek voluntary protection under Chapter 11. Chapter 11 is the principal reorganization chapter of the Bankruptcy Code. Pursuant to Chapter 11, a debtor in possession attempts to reorganize its business for the benefit of the debtor, its creditors, and other parties-in-interest.

         The commencement of a Chapter 11 case creates an estate comprising all of the legal and equitable interests of a debtor in property as of the date the petition is filed. Sections 1101, 1107, and 1108 of the Bankruptcy Code provide that a debtor may continue to operate its business and remain in possession of its property as a "debtor in possession" unless the bankruptcy court orders the appointment of a trustee. The filing of a Chapter 11 petition also triggers the automatic stay provisions of the Bankruptcy Code. Section 362 of the Bankruptcy Code provides, among other thing, for an automatic stay of all attempts to collect pre-petition claims from the debtor or otherwise interfere with its property or business. Except as otherwise ordered by the bankruptcy court, the automatic stay remains in full force and effect until confirmation of a plan of reorganization.

         The formulation of a plan of reorganization is the principal purpose of a Chapter 11 case. The plan sets forth the means for satisfying the holders of claims against and interests in the debtor. Although referred to as a plan of reorganization, a plan may provide simply for an orderly liquidation of a debtor's assets. A plan can be proposed by the debtor, however, that does not provide for the liquidation of the debtors assets, but instead reorganizes the debtor's capital structure, thereby enabling the debtor to continue operations as a viable business enterprise.

         If the acceleration of principal and interest under the Debentures is not rescinded and the Debentureholders or the Trustee pursue remedies for collection of the aggregate of principal and interest due on all outstanding Debentures, it may result in the Company, as its only viable alternative, commencing a bankruptcy case. Without a pre-packaged agreement of its major creditors as to the terms of a reorganization plan, there is a substantial risk that the bankruptcy case will be protracted and costly and disruptive to the Company's business and there can be no assurance that a plan favorable to Debentureholders will be proposed and confirmed. The Company believes that any protracted bankruptcy case would have a material adverse effect on the Company including:

                 i. disruption of business activities by diverting the attention of the Company's senior management;

                 ii. potential for substantial diminution in the value of the Company's assets;

                 iii. potential adverse impact upon the ability of the Company to obtain the financing necessary for its future operations;

                 iv. substantial increase in the cost of restructuring the Company, including the increase in the expenses of professionals normally associated with a bankruptcy case commenced without prior agreement with the Company's major creditors;

                 v. uncertainty as to the ability of the Company to effectuate any such restructuring and, if it is effectuated, the timing thereof;

                 vi. interference and delay regarding payments to holders of Debentures and other creditors;

                 vii. potential for forced liquidation of some of the Company's assets at substantially reduced values and the resulting loss to creditors and others; and

                 viii. increased uncertainty among the Company's employees, business partners and associates.

         In addition, the Company believes that, because of the importance of continuing stable relations with the health care industry, the Company is particularly susceptible to any adverse reactions such constituencies may have to the filing of a bankruptcy petition, particularly if the bankruptcy case is long in duration. As a result, and for other reasons, any commencement of a Chapter 11 case could adversely affect the Company's business operations.

         There can be no assurance that if the Company were to commence a Chapter 11 case it would be able to use its cash or cash proceeds of other assets to operate during the pendency of such Chapter 11 case. The Company would only be able to use cash that is at such time collateral for senior debt if it obtains a consent from the holders of secured debt or if the Company obtains an order of the bankruptcy court. If the Company is forced to seek a bankruptcy court order authorizing the use of cash collateral, it would require, among other things, a court determination regarding valuation of the Company's assets and the provisions for adequate protection for the secured creditors' interests in the collateral. Failure to obtain a cash collateral agreement or court order permitting the use of cash collateral or failure to conclude negotiations on the debtor in possession financing may result in the Company lacking sufficient cash to operate during the Chapter 11 case and may result in a liquidation of the Company.

         Section 1129 of the Bankruptcy Code, which sets forth the requirements for confirmation of a plan of reorganization, requires, among other things, a finding by a bankruptcy court that the confirmation of a plan is not likely to be followed by the need for further financial reorganization, that all claims and interests have been classified in compliance with the provisions of Section 1122 of the Bankruptcy Code and that under the plan holders of a claim and equity interests within impaired classes receive or retain cash or property of a value, as of the date the plan becomes effective, that is not less than the value such holders would receive or retain if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

         To determine what holders in each impaired class of creditors would receive if the Company were liquidated, one must determine the dollar amount that would be generated from the liquidation of the Company's assets and properties in the context of a Chapter 7 liquidation case. Secured claims and the costs and expenses of the liquidation case would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay pre-petition unsecured claims and interests.

         Under Chapter 7, absent subordination in accordance with Section 510 of the Bankruptcy Code, the rule of absolute priority of distribution would apply. Under that rule, no junior creditor would receive any distribution until the allowed claims of all senior creditors are paid in full, and no holder of an Interest would receive any distribution until the allowed claims of all creditors are paid in full.

         Approximately $6.5 million of the Company's fixed assets, including all proceeds thereof, are subject to liens in favor of secured debt aggregating approximately $3.1 million. In addition, the unsecured senior debt of the Company is estimated to be at least $.7 million.

         After consideration of the effects that a Chapter 7 liquidation proceeding would have on the ultimate proceeds available for distribution to the holders of impaired claims and interest, including (i) the increased costs and expenses of liquidation under Chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in the context of the expeditious liquidation required under Chapter 7 and the "forced sale" atmosphere that would prevail, (iii) the adverse effects on the salability of business segments that could result from the probable departure of key employees, (iv) the costs attributable to the time value of money resulting from what is likely to be a more protracted proceeding that if a pre-packaged plan were confirmed (because of the time required to liquidate the assets of the Company, resolve claims and related litigation and prepare for distributions), and (v) the application of the rule of absolute priority (as described in the immediately preceding paragraph) to distributions in the Chapter 7 liquidation, the Company believes that the Exchange Offer will provide each holder of a Debenture with a greater recovery than such holder would receive pursuant to a liquidation of the assets of the Company under Chapter 7 of the Bankruptcy Code.

         Holders of Debentures are cautioned not to place undue reliance on the Company's analysis and are advised to consult with their own advisors. In particular, there can be no assurance regarding the assumptions underlying the Company's determination.

         The Company has not performed any analysis of its liquidation value and has not obtained an independent valuation of the Company's assets or liabilities and there can be no assurance that the Company would receive in liquidation the value for its assets set forth in the Company's unaudited financial statements as of November 30, 1995, which reflect total current assets of $13.1 million, current liabilities (excluding Debentures) of $12.9 million, and long-term and other liabilities of $13.6 million, approximately.

         Under the Bankruptcy Code, all or a portion of the property transferred, including any cash payments, to tendering holders of Debentures, as well as any subsequent payment to non-tendering holders of Debentures, could be found to constitute preferences if a bankruptcy case were commenced within the applicable time period following such payments and if the other elements discussed above are present. If, following the commencement of a bankruptcy case within the applicable time period, such transfers were found to be preferential transfers, transferees could be ordered to return the full value of such transfers. In such event, transferees would have a general unsecured claim in the Company's bankruptcy case equal to the value of the property returned.

PROHIBITIONS ON PAYMENT TO DEBENTUREHOLDERS

         The payment of cash or property (other than capital stock of the Company) would be prohibited, and the Company does not intend to make such payment, if there exists at such time any law, rule or order which would be violated by such payment or a law would under the circumstances existing at the time be violated by such payment. The Company cannot determine at this time whether the payment to Debentureholders will be permitted by law. Certain of the laws affecting the Company's ability to make such payments are described under "Fraudulent Conveyances" below.

FRAUDULENT CONVEYANCES

         If a court in a lawsuit by or on behalf of an unpaid creditor or a representative of creditors, such as a bankruptcy trustee, or the Company, as debtor in possession, were to find that, at the time of consummation of the Exchange Offer (a) the Company received less than reasonably equivalent value in exchange for the consideration given by the Company for any property transferred by the tendering holders of Debentures, and (b) the Company (i) was insolvent or was rendered insolvent as a result of such transfers, (ii) had unreasonably small remaining assets or capital for its business, or (iii) intended to incur, or believed or reasonably should have believed it would incur, debts beyond its ability to pay such debts as they become due, such court could determine that all or a portion of such transfers were avoidable as a "constructive" fraudulent transfer and require the transferees to return to the Company or its bankruptcy trustee the consideration given. The Company believes that because of the reduction in the Company's outstanding indebtedness which will result from each of the other exchanges or transfers described above, a bankruptcy court should find that the Company received reasonably equivalent value for the consideration given by the Company. There can be no assurance, however, that a bankruptcy court would make such a determination.

NO FAIRNESS OPINION

         The Company has not advised Debentureholders to exchange or to refrain from exchanging Debentures because, among other reasons, the Company has not obtained a fairness opinion concerning the Exchange Offer from any investment banking firm or an appraisal or any other investigation of the consequences of an Exchange.

HISTORY OF LOSSES AND ANTICIPATED FUTURE LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY

         As of November 30, 1995, the Company had a stockholders' deficiency of $4.6 million, a working capital deficiency of approximately $9.1 million and a current ratio of 1:1.7. The loss from operations for the three months ended August 31, 1995 was $1.3 million and the net income for the three months ended November 30, 1995 was $0.7 million.

         There can be no assurance that the Company will be able to achieve profitability and positive cash flows from operations or that profitability and positive cash flow from operations, if achieved, can be sustained on an ongoing basis. Moreover, if achieved, the level of that profitability or that positive cash flow cannot accurately be predicted.

ADDITIONAL RISK FACTORS WITH RESPECT TO HOLDERS OF DEBENTURES NOT TENDERED IN THE EXCHANGE OFFER

         SUBORDINATION

         The Debentures represent the subordinated indebtedness of the Company. The Company may incur indebtedness which is senior to the Debentures in unlimited amounts.

         The Debentures are general unsecured obligations exclusively of the Company. Since a substantial portion of the Company's business is conducted by the Company's subsidiaries, the cash flow and consequent ability of the Company to satisfy the Company's indebtedness to Debentureholders are dependent, in part, upon the earnings of such subsidiaries and a distribution of those earnings to the Company. The Company's subsidiaries are distinct legal entities and have no obligation, contingent or otherwise, to make any payment on the Debentures or to make funds therefor available. Any rights of the Company to receive assets of any subsidiary (and the consequent right of Debentureholders to possibly benefit from participating therein) in any liquidation or reorganization of the subsidiary will be effectively subordinated to the creditors of the subsidiary (including trade creditors) in any liquidation or reorganization of the subsidiary.

         REDEMPTION; MATURITY

         The Indenture permits the Company, at its election, to redeem the Debentures at 100% of the original principal amount (the "face value") at any time before maturity. The original maturity date of the Debentures was April 15, 2010. Provided that the acceleration of Debentures is effectively rescinded, the maturity date will once again become April 15, 2010, subject to any future conditions affecting maturity. The Company may determine whether or not to redeem Debentures based on interest rates that prevail at future times or other economic factors as they affect the Company's interests. See "Description of Debentures."

         SPORADIC TRADING

         The Debentures are not listed on any securities exchange or quoted on NASDAQ. The trading, if any, in the Debentures is limited and sporadic. Presently there are fewer than 50 registered holders of Debentures. Because the Debentures may be, after consummation of the Exchange Offer, held by a more extremely limited number of registered holders, the trading market will become even more limited. These events are likely to have an adverse effect on the overall liquidity and market value of the Debentures.

UNCERTAINTY OF FUTURE FUNDING

         The Company's negative cash flow from operations has consumed substantial amounts of cash. Also, the retiring of Debentures, which the Company has agreed to use its best efforts to do, will require substantial amounts of cash. Issuance of additional equity securities by the Company could result in substantial dilution to then-existing stockholders. In the event of a failure to meet these obligations on a timely basis, the Company may become liable for the entire $9,538,000 principal amount plus accrued interest from April 15, 1994, and interest on default interest, estimated at approximately $1,507,000 to April 15, 1996.

         During fiscal 1995 and 1996, a principal source of liquidity has been the private sale of debt securities convertible into equity. Under the shareholder policies of the NYSE, the Company may not be able to effect further sales of equity without shareholder approval; which if not obtained may adversely affect the Company with respect to future capital formation.

DISPOSITION OF ASSETS

         The Company has been required to dispose of various properties in order to raise working capital, and no assurance can be made that such dispositions will not have adverse effects on the Company's financial condition and results of operations or that the Company has sufficient additional assets that could be disposed of in order to fund its current or future capital requirements.

         In connection with the March 3, 1995 Letter Agreement with Mr. Lustig, the Company agreed to pledge all of the shares of its CareUnit, Inc. subsidiary. The Letter Agreement provides that "At 150 days after the date of this Agreement, provided that the Participating Securityholders have in each material respect performed (with opportunity to cure if a cure is possible) their obligations required to be performed hereunder on or prior to such date, and if the Offer has not then been consummated, the Company shall pledge (with the Trustee, or an alternate acceptable to the Company, to act as pledgeholder on terms of a written agreement containing standard terms reasonably acceptable to the Participating Securityholders) all of the Shares as collateral for its obligation to purchase the Securities pursuant to the Offer or otherwise. No assurances can be made that the Participating Securityholders will not demand or obtain a pledge of such shares or that any such pledged shares will be returned to the Company or that the Company will not be required to perform such agreement, or otherwise satisfy its obligations to Debentureholders. However, the Company believes that the Letter Agreement is not binding upon the Company because of the failure on the part of Mr. Lustig to perform under the terms thereof, and no pledge of the CareUnit shares is contemplated by the Company in the currently proposed Exchange.

ENGAGEMENT OF ERNST & YOUNG LLP; DELAYS IN SEC FILINGS

         The Company engaged Ernst & Young LLP ("EY") to audit the Company's financial statements for the year ended May 31, 1995 on or about July 5, 1995.

In addition, the Company may request Arthur Andersen LLP ("Andersen"), the Company's former auditors, to consent to the inclusion of its audit reports for the 1993 and 1994 fiscal years in various SEC reports or registration statements. As indicated by Andersen in its letter addressed to the SEC, Andersen intends to conduct a due diligence review in order to ascertain whether it believes that its report could be reissued without modifications, or what modifications of its report and qualifications or uncertainties therein would be necessary. The consent of Andersen to use such reports, or in lieu thereof reports of another auditor (requiring another complete audit of such periods) will be necessary in order to file registration statements to register shares of Common Stock under the Securities Act. In addition, the Company will solicit shareholder approval for the issuance of Common Stock pursuant to a $1.0 million Secured Conditional Exchangeable Note issued by the Company in fiscal 1995 (the "Note"), and such solicitation may require a proxy statement that includes financial statements and auditors' consents.

INVOLUNTARY BANKRUPTCY PETITION; ACCELERATION OF INDEBTEDNESS

         Despite the dismissal in March 1995 of the involuntary bankruptcy petition filed against the Company by three purported creditors, no assurance may be made that such or other persons whom the Company owes any debt could not file another involuntary petition in bankruptcy court. The Company's 7 1/2% Convertible Subordinated Debentures continue to be in default, including the payment default involving interest accruing from April 1994 on approximately $9.5 million of outstanding face amount, and interest on default interest, and continue to be purportedly accelerated, and immediately payable in full. To rescind the acceleration of the Debentures would require written consent of a majority of the Debentures and the cure of all existing defaults. The Company has filed and received SEC comments concerning a Schedule 13E-4 and a Schedule 14A for distribution to the Debentureholders. No assurances can be made that the holders of Debentures will consent to rescission of the acceleration or that the defaults can be cured. The Company's ability to solicit consent of Debentureholders may be subject to Rule 14a under the Exchange Act, which may require that the Company provide audited and unaudited financial information to holders. In the event that the Company does not retire the Debentures as and when contemplated in the March 3, 1995 letter agreement, Debentureholders who filed the earlier involuntary petition may file another such petition. Other creditors may also file such a petition, or institute other actions against the Company, in order to prevent the Debentureholders from collecting on their debts in advance of payment to themselves.

DEPENDENCE ON REIMBURSEMENT BY THIRD-PARTY PAYORS

         The Company's ability to succeed in increasing revenues may depend in part on the extent to which reimbursement of the cost of the treatment provided by the Company will be available from government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price of medical products and services. As a result of reimbursement changes and competitive pressures, the contractual obligations of the Company have been subject to intense evaluation.

UNCERTAINTY OF PRICING; HEALTHCARE REFORM AND RELATED MATTERS

         The levels of revenues and profitability of healthcare companies may be affected by the continuing efforts of governmental and third-party payors to contain or reduce the costs of healthcare through various means. In the United States, there have been, and the Company expects that there will continue to be, a number of federal and state proposals to implement governmental controls on the price of healthcare. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for healthcare goods and services may take in response to any healthcare reform proposals or legislation. The Company cannot predict the effect healthcare reforms may have on its business, and assurances cannot be made that any such reforms will not have material adverse effects on the Company.

MANAGEMENT OF EXPANSION

         The Company's anticipated growth and expansion into areas and activities requiring additional medical and administrative expertise, such as managed care, are expected to place increased demands on the Company's resources. These demands are expected to require the retention of current management and the addition of new management personnel and the development of additional expertise by existing management personnel. The failure to retain or acquire such services or to develop such expertise could have a material adverse effect on the prospects for the Company's success.

MANAGEMENT OF TRANSITION

         The Company's prospects for success depend, to a degree, on its ability to successfully implement its current restructuring plans. The failure of the Company to successfully transition, or any unanticipated or significant delays in such transition, could have a material adverse effect on the Company's business. There can be no assurance that the Company will be able to achieve its planned transition without disruption to its business or that the transitioned Company will be able to sustain future growth by the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         The Company contemplates issuing substantial amounts of equity through private placements and other private transactions including 442,433 shares, the issuance of which has recently been completed, and an aggregate of approximately 2,144,336 issuable upon the exercise or conversion by holders of outstanding securities or reserved for future grants under the Company's employee stock option plans. The amount reserved is comprised of an aggregate of 1,435,000 for the Company's Incentive Stock Option Plan, Nonqualified Stock Option Plan, Non-employee Directors Plan, and 1995 Incentive Plan plus individually-granted options, and 709,236 shares reserved under privately placed securities. Issuance of these shares, registration thereof pursuant to registration rights or otherwise, and additional sales of these shares could adversely affect the trading prices of the Common Stock.

PAST TAXES

         1995 REFUND

         The Company has recently received a tax refund for fiscal 1995 of $9.4 million ("1995 refund") based on federal income tax deductions on account of specified liability losses defined in Section 172(f) of the Internal Revenue Code of 1986, as amended ("Code"). The Company's tax returns in earlier tax years have been amended based on federal income tax deductions arising from carrybacks of specified liability losses defined in Section 172(f). The Internal Revenue Service ("IRS") retained approximately $2.5 million of the $9.4 million for amounts currently due and payable pursuant to a settlement agreement relating to tax years 1984 through 1991. Also, a $1.9 million commission was paid to Deloitte & Touche from the refund proceeds.

         Section 172(f) is an area of the federal income tax law without substantial legal precedent. There may be opposition by the IRS to such claims, and no assurances can be made that the IRS would not be successful in challenging the claimed deductions so as to result in the repayment by the

Company of the 1995 refund. In addition, no assurances can be made that the Company ultimately will receive refunds as a result of the pre-1995 amended tax returns. Neither the Company nor the IRS will be foreclosed from raising other tax issues in regard to any audits of any such returns, which could also ultimately affect the Company's tax liability.

         LIMITATION ON USE OF "NOL'S"

         The Company's ability to use any net operating losses("NOLs") may be subject to limitation in the event that the Company issues or agrees to issue substantial amounts of additional equity. (See "Potential Federal Income Tax Consequences - Effects on the Company".) The Company monitors the potential for "change of ownership" and believes that the exchange of the Note as contemplated will not cause a "change of ownership;" however, no assurances can be made that future events will not act to limit the Company's tax benefits. The Company has a carryover of $11.5 million of NOLs into fiscal 1996. In the event that the Company's tax refunds (as described above) are disallowed, the disallowed amount of carrybacks of specified liability losses would be recharacterized as NOLs. The resultant NOLs could increase the NOLs aggregately to approximately $61.5 million. In the event that a substantial portion of the $50 million aggregate tax deductions forming the basis for the Company's tax refund claims shall have been reclassified as NOLs, a change of ownership (as defined above) would likely have the effect of disallowing the use of a substantial portion of the Company's NOLs by the Company under any circumstances during the limited carryover periods applicable thereto.

         In addition, the Company may be unable to utilize some or all of its allowable tax deductions or losses, which depends upon factors including the availability of sufficient net income from which to deduct such losses during limited carryback and carryover periods.

EXCHANGE OFFER FUNDING REQUIREMENTS AND SOURCES

         The proposed Exchange Offer will require, if accomplished at all, the issuance of up to 152,608 shares of the Company's Common Stock to fund the stock portion of the Exchange. In addition, the Company will require a maximum of $5,532,040 to pay the cash portion of the Exchange Consideration.

         Assuming that a majority in principal amount of Debentures consent to give notice of rescission of acceleration, then the acceleration will be rescinded if and only if the Company pays the interest due on the Debentures that are not tendered. The interest accrued includes the three semi-annual interest installments (interest from approximately April 15, 1994 to October 15,
1995) plus interest on defaulted interest payments accrued and unpaid to the date that the interest is paid (the "Interest Payment Date").

         Accrued interest to the extent of $80 per $1,000 principal amount of Debentures will be paid on the Debentures that are tendered as represented by an $80 portion of the aggregate $580 in cash included in Exchange Consideration.

         Debentures that are accepted in the Exchange will become the property of the Company, along with all rights or claims thereunder, including, but not limited to, the interest in excess of such $80, and the Debentureholder who surrendered the Debenture will immediately become the holder of a right to receive the Exchange Consideration.

         As set forth above, the Company received a $9.4 million refund in October 1995 related to its fiscal 1995 Federal tax return. The Company will utilize such proceeds to provide funds for the Debenture exchange, payoff the outstanding liabilities to the IRS, and/or additional operating needs. The statement of operations reflects the recognition of $2.6 million in tax benefits for this refund. In addition, in November 1995, the Company entered into a Secured Conditional Exchangeable Note Purchase Agreement for $1.0 million. The Company also anticipates utilizing one or more of the following potential sources of cash to provide funds for additional operating needs:

         - Included in current and non-current assets are four hospital facilities designated as property and equipment held for sale with a total carrying value of $6.2 million. The Company expects to sell three of these facilities during the current fiscal year and has entered into a lease agreement on the fourth facility to an unrelated entity. However, some contracts have not been fully negotiated and proceeds from the sales or lease of such assets are not expected to be available by the time the Debenture exchange is expected to occur. Accordingly, management expects to use such cash proceeds, if received during fiscal 1996, to fund and expand the Company's operations and implement the Company's restructuring plans. There can be no assurance that any of the hospitals will be sold or that, if a sale occurs, the terms of such sale would be sufficient to discharge encumbrances and obligations arising in connection with such property and produce any surplus available for use in connection with the Exchange.

         - In March 1995, a jury awarded the Company approximately $2.7 million, plus interest, in damages in its lawsuit against RehabCare Corporation. The defendant has posted a bond for the amount of the award and has filed an appeal of the judgment. Management is unable to predict whether any proceeds from this judgment will be received in fiscal 1996.

         - The Company has received a firm commitment from a mutual fund to purchase in a private placement at least $5.0 million of 15% fully secured Company notes due no earlier than December 1996 if offered by the Company. Because the Company's properties are currently encumbered by an aggregate of $3.6 million of secured indebtedness, there can be no assurance that such notes could be adequately collateralized if the Company desires to issue them.

         All of these potential sources of additional cash in fiscal 1996 are subject to variation due to business and economic influences outside the Company's control. There can be no assurance that during fiscal 1996 the Company will complete the transactions required to fund its working capital deficit.

         During the first quarter of fiscal 1996, the Company paid the IRS approximately $2.3 million pursuant to its settlement agreement. In addition, during the second quarter of fiscal 1996, the Company paid the IRS the remaining balance, including accrued interest, due on the settlement agreement of approximately $2.5 million.

POTENTIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes the material United States federal income tax aspects of the Exchange Offer to Debentureholders and the Company. The discussion is a summary for general information only and does not consider all aspects of United States federal income tax that may be relevant to a Debentureholder receiving Exchange Consideration in the Exchange Offer in light of his or her or its personal circumstances. The following discussion does not describe any tax consequences arising out of the tax laws of any state, local or foreign jurisdiction. The discussion assumes that the Debentures are properly classified as indebtedness for federal income tax purposes and that each Debentureholder holds the Debenture as a capital asset. In addition, the discussion assumes that the Exchange Offer is consummated outside of a reorganization under the Bankruptcy Code.

         This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed regulations thereunder, and current administrative rulings and court decisions. All of the foregoing are subject to change, which change may be retroactive, and any such change could affect the continuing validity of this discussion.

         This discussion is not to be relied upon by any Debentureholder as tax advice. All Debentureholders are urged to consult their own tax advisors concerning the federal, state, local and foreign tax consequences of the exchange to them in their particular circumstances.

         EFFECTS ON THE DEBENTUREHOLDERS

         The transaction is taxable for federal income tax purposes, and tax would be due in the year of the Exchange. The Exchange Consideration specifies an amount as interest which is less than the actual interest accrued through the date of the Exchange. The specified interest should be respected as interest for federal income tax purposes. The accrual or receipt of interest results in ordinary income. Accrual basis taxpayers should consult their tax advisors regarding accrued but unpaid interest. Assuming that the Debentures are held as a capital asset, the exchange will result in capital gain or loss to the extent of the difference between (a) the fair market value as of the date of the Exchange of the Common Stock plus the amount of cash received by the Debentureholder as Exchange Consideration (excluding any portion treated as interest for federal income tax purposes) and (b) the Debentureholder's tax basis. In the event a Debentureholder acquired debentures with "Market Discount," the gain recognized on the transaction will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the Debenture. Market Discount is defined as the excess of a debt instrument's stated redemption price at maturity over its basis immediately after its acquisition. Such ordinary income, if any, should be treated as interest by the Debentureholders.

         Unless a Debentureholder provides its correct taxpayer identification number to the Company and certifies that such number is correct, generally under the federal income tax backup withholding rules an amount equal to 31% of the fair market value of the Exchange Consideration must be withheld and remitted to the IRS. Therefore, each Debentureholder should complete and sign the substitute Form W-9 included in the transmittal letter, so as to provide the information and certification necessary to avoid backup withholding. However, corporations and certain other Debentureholders are not subject to these backup withholding and reporting requirements. Withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

         EFFECTS ON THE COMPANY

         In connection with the Exchange Offer, the Company will realize gross income from the discharge of indebtedness ("DOD Income") to the extent that the adjusted issue price of the Debentures exceeds the cash (excluding any portion of the cash treated as interest for federal income tax purposes) and the fair market value of the Common Stock exchanged for the Debentures in the Exchange Offer. Such DOD Income will be excluded from taxable income to the extent that the Company is considered to be insolvent immediately before the Exchange Offer occurs (the "Insolvency Exclusion"). The Company would be considered insolvent for purposes of the Insolvency Exclusion to the extent that its liabilities exceed the fair market value of its assets immediately before the Exchange. The exclusion of DOD Income based on the Insolvency Exclusion is limited to the amount of such excess. Section 108(b) of the Code requires the Company to reduce certain tax attributes (including net operating loss carryovers unless an election is made to reduce only the adjusted tax basis of depreciable assets) to the extent of income excluded under the Insolvency Exclusion.

         If the Insolvency Exclusion does not apply to the Company, any net operating losses of the Company (as discussed below) are available to offset DOD Income based on certain assumptions made by the Company that it considers to be reasonable (including, but not limited to, the assumption that the Company did not have a net unrealized built-in loss at the time the Exchange offer is completed and the assumption that the Company's actual net operating losses will be in excess of the DOD Income (see the discussion below), the Company believes that it will not recognize any DOD Income in excess of available NOL's as a consequence of the Exchange Offer. The amount of DOD Income would depend in part upon the deemed issue price of the Common Stock, which would equal the fair market value thereof on the date the Exchange Offer is completed.

         Section 382 of the Code provides rules limiting the utilization of a corporation's net operating loss carryovers following a more than 50% change in ownership of a corporation's equity by 5% shareholders and certain segregated public groups (an "ownership change"). Upon the occurrence of an ownership change, the amount of post-ownership change annual taxable income of the Company and its affiliated subsidiaries (the "Company Group") that can be offset by the Company Group's pre-ownership change consolidated net operating loss carryovers generally cannot exceed an amount equal to the product of (i) the fair market value of the Company's stock immediately before the ownership change (subject to various adjustments) multiplied by (ii) the highest federal long-term tax-exempt rate in effect for any month in the three calendar month period ending with the calendar month of the ownership change (the "Annual Limitation"). In addition, in the event that the Company Group has a net unrealized built-in loss at the time of the ownership change, the deduction of certain built-in losses recognized during the five year recognition period following the date of the ownership change will be subject to the Annual Limitation. In the event of multiple ownership changes, the applicable Annual Limitation for pre-ownership change net operating losses may result in a lower Annual Limitation.

         The Company has an NOL carryover into fiscal and tax year 1996 of approximately $11.5 million. All of such NOLs may be limited by Section 382 of the Code (as described above) as a consequence of the occurrence of one or more ownership changes. The Company believes that, as of the start of fiscal
1996 and before the Exchange Offer, such NOLs were not subject to an annual limitation on their utilization.

         As a consequence of the Exchange and other financial restructuring, there is a substantial risk that the Company will incur an ownership change (as defined above). In the event that an ownership change occurs, it is likely that the Annual Limitation will materially reduce the amount of annual taxable income that can be offset with NOLs. At November 30, 1995, the federal long-term tax exempt rate for calculating the Annual Limitation was 5.75%.

BOARD OF DIRECTORS' DISCRETION AND RESERVATION OF RIGHTS

         The Board of Directors reserves the right, notwithstanding Debentureholders' approval and without further action by the Debentureholders, to elect not to proceed with any of the proposed actions in connection with the Exchange Offer, if at any time prior to the Company's completion thereof the Board of Directors, in its sole discretion, determines that the proposed action is no longer in the best interests of the Company.

         Under each of the Proposals, the Board reserves the right to delay or defer any occurrence, action, event or record date, upon notice, for purposes of allowing the Consent Solicitation Period to remain open for any legally required period or periods of time.

         The Board of Directors also retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of the proposed actions.

NO DISSENTERS' RIGHTS

         Under Delaware law, Debentureholders are not entitled to dissenter's rights of appraisal with respect to the Proposals or an Exchange Offer.

                            DESCRIPTION OF DEBENTURES

         $46,000,000 principal amount, at a price of 100% of face amount plus accrued interest, of the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures") were issued under an Indenture dated as of April 15, 1985 (the "Indenture") between the Company and Bank of America National Trust and Savings Association, as trustee (the "Trustee"). At August 31, 1995, $9,538,000 in principal amount remained outstanding.

         The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "1939 Act") as in effect on the date of the Indenture. The Debentures are subject to all such terms, and persons interested in terms are referred to the Indenture and the 1939 Act for a statement thereof. This summary makes use of terms defined in the Indenture and does not purport to be complete, and is qualified in its entirety by references to the Indenture and the 1939 Act. All references to "Section," "Article" or "Paragraph" in this section refer to the applicable Section or Article of the Indenture or the applicable Paragraph in the form of Debenture included in the Indenture, as the case may be.

GENERAL

         The Debentures represent general unsecured obligations of the Company, subordinate in right of payment to certain other obligations of the Company as described under "Subordination of Debentures." The Debentures are convertible into the Company's Common Stock as described under "Conversion of Debentures." The Debentures are issued in fully registered form only in denominations of $1,000 or any whole multiple thereof, and will mature on April 15, 2010. The Debentures are traded in the over-the-counter market.

         The Company pays interest on the Debentures at the rate of 7 1/2% per annum to the persons who are registered holders of Debentures at the close of business on the April 1 or October 1 next preceding the interest payment date. Interest is payable semiannually on April 15 and October 15 of each year. Interest is computed on the basis of a 360-day year of twelve 30-day months. The Company may pay principal and interest by its check and may mail interest checks to a holder's registered address. Principal and premium, if any, will be payable, and the Debentures may be presented for conversion, registration of transfer and exchange, without service charge, at the office of the Trustee in Los Angeles, California.

CONVERSION OF DEBENTURES

         The holder of any Debenture will be entitled at any time prior to the close of business on April 15, 2010, subject to prior redemption, to convert the Debentures or portions thereof which are $1,000 or whole multiples thereof, at the principal amount thereof, into shares of Common Stock of the Company, at the adjusted conversion price of $230.21 per share, subject to further adjustment as described below. On each semi-annual interest payment date, interest will be paid to the registered holder as of the record date for payment. Debentures that are surrendered for conversion after the record date for the payment of interest would receive the interest payable (Paragraph 2). No other payment or adjustment will be made on conversion of any Debenture for interest accrued thereon or dividends on any Common Stock issued (Section 10.02). The Company will not issue fractional shares of Common Stock upon conversion of Debentures and, in lieu thereof, will pay a cash adjustment based upon the market price of the Common Stock on the last business day prior to the date of conversion (Section 10.03 and Paragraph 8). In the case of Debentures called for redemption, conversion rights will expire at the close of business the fifth business day prior to the redemption date (Section 3.03 and Paragraph 8).

         The conversion price is subject to adjustment as set forth in the Indenture in certain events, including: the issuance of stock of the Company as a dividend or distribution on the Common Stock; subdivisions and combinations of the Common Stock; the issuance of stock of the Company upon certain reclassifications of its Common Stock; the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for Common Stock at less than the current market price (as defined); the distribution to all holders of Common Stock of debt securities or assets of the Company or rights or warrants to purchase assets or securities of the Company (excluding cash dividends or distributions paid out of current or retained earnings); the issuance of shares of Common Stock (with certain exceptions) for less consideration than the current market price; and the issuance of securities convertible into or exchangeable for shares of Common Stock (other than pursuant to transactions described above and with certain exceptions) for a consideration per share of Common Stock deliverable on such conversion or exchange that is less than the current market price of the Common Stock. No adjustment in the conversion price will be required unless such adjustment would require a change of at least 1% in the price then in effect; but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. No adjustment need be made for rights to purchase Common Stock pursuant to a Company dividend or interest reinvestment plan. In addition, no adjustment need be made if holders of Debentures are to participate in such transactions on a basis and with notice that has been determined to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. The Company may at any time reduce the conversion price by any amount, provided that any such reduction must be effective for a minimum period of 15 days. If the Company consolidates or merges into or transfers or leases all or substantially all of its assets to any person, the Debentures will become convertible into the kind and amount of securities, cash or other assets which the holders of the Debentures would have owned immediately after the transaction if the holders had converted the Debentures immediately before the effective date of the transaction (Sections 10.06-10.18).

         If the Company makes a distribution resulting in an adjustment to the conversion price and such adjustment is considered to result in an increase in the proportionate interests of the holders of the Debentures in the assets or earnings and profits of the Company, holders of the Debentures may be viewed as receiving a "deemed distribution" that is taxable as a dividend under Sections 301 and 305 of the Code (as it exists on the date hereof.

OPTIONAL REDEMPTION

         The Company may, at its option, redeem all or part of the Debentures, on at least 15 days' but not more than 60 days' notice to each holder of Debentures to be redeemed at the holder's registered address, at the redemption price (expressed as a percentage of principal amount) of 100.00%, plus accrued interest to the redemption date.

SINKING FUND

         The Company is required to redeem, through operation of a sinking fund, 5% of the aggregate principal amount of Debentures on April 15, 1996, and on each April 15 thereafter through April 15, 2009, at a redemption price of 100% of principal amount thereof, plus accrued interest to the redemption date. Such sinking fund payments are calculated to retire 70% of the Debentures prior to maturity. The Company may reduce the principal amount of Debentures to be redeemed by subtracting 100% of the principal amount of any Debentures that holders of the Debentures have converted on or before such April 15 or any Debentures that the Company has delivered to the Trustee for cancellation or that the Company has redeemed other than through operation of the sinking fund on or before such April 15 (Paragraph 6).

SUBORDINATION OF DEBENTURES

         The payment of the principal of, premium, if any, and interest on the Debentures is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, as defined in the Indenture, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Upon (i) the maturity of Senior Debt, including by acceleration or otherwise, or (ii) any distribution of the assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, the holders of Senior Debt will be entitled to receive payment in full before the holders of Debentures are entitled to receive any payment (Sections 11.03-11.04).

         "Senior Debt" means all defined Debt (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), unless the instrument governing such Debt expressly provides that such Debt is not senior or superior in right of payment to the Debentures.

         "Debt" means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing obligations of the Company as lessee under leases of real or personal property, or representing the deferred and unpaid balance of the purchase price of any property or interest therein, except any such balance that constitutes a trade payable, if and to the extent such indebtedness would appear as a liability upon a balance sheet of the Company in accordance with generally accepted accounting principles (Section 11.02).

         The principal amount of Senior Debt at August 31, 1995 was estimated at $6 million. In addition, the claims of third parties to the assets of the

Company's subsidiaries incurring such obligations will be superior to those of the Company as a stockholder, and, therefore the Debentures may be deemed to be effectively subordinated to the claims of such third parties. Certain substantial operations of the Company are conducted through such subsidiaries, and the Debentures are effectively subordinated to repayment of the Company's liabilities arising from those operations. The Indenture will not limit the amount of additional indebtedness, including Senior Debt, which the Company or any subsidiary can create, incur, assume or guarantee. As a result of these subordination provisions, in the event of insolvency, holders of the Debentures may recover less ratably than other creditors of the Company or its subsidiaries.

EVENTS OF DEFAULT AND REMEDIES

         An Event of Default is: default for 30 days in payment of interest on the Debentures; default in payment when due of principal and premium, if any, on the Debentures; failure by the Company for 30 days after notice to comply with any of its other agreements in the Indenture or the Debentures; and certain events of bankruptcy or insolvency (Section 6.01).

         If any Event of Default occurs and is continuing, the Trustee, or the holders of at least 25% in the principal amount of the Debentures then outstanding can give notice to the Company and the Trustee in order to accelerate and to declare all the Debentures to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, and subject to applicable law, all outstanding Debentures become due and payable without further action or notice (Section 6.02).

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Indenture or the Debentures. A delay or omission by the Trustee or any Debentureholder in exercising any right or remedy shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default (Section 6.03).

         Holders of the Debentures may not enforce the Indenture or the Debentures except as provided in the Indenture. A holder of Debentures may enforce a remedy with respect to the Indenture or the Debentures only if the Trustee gives notice of a continuing Event of Default, the holders of at least 25% in principal amount of then outstanding Debentures make a request to the Trustee to pursue the remedy, such holders offer to the Trustee an indemnity satisfactory to the Trustee against loss, liability or expense, the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity, and during such 60-day period the holders of a majority in principal amount of then outstanding Debentures do not give the Trustee a direction inconsistent with the request (Section 6.06). Subject to certain limitations, holders of a majority in principal amount of the then outstanding Debentures may direct the Trustee regarding the time, method and place of exercising any trust or power conferred on it (Section 6.05).

         The Trustee is required, within 90 days after the occurrence of any default which is known to the Trustee and continuing, to give the holders of the Debentures notice of such default. The Trustee may withhold from holders of the Debentures notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest (Section 7.05). The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and upon becoming aware of any Default or Event of Default, a statement specifying such Default or Event of Default (Section 4.03).

MERGER, CONSOLIDATION, OR SALE OF ASSETS

         The Company may not consolidate or merge into, or transfer all or substantially all of its assets to, another corporation, person or entity unless
(i) the successor is a United States corporation, (ii) it assumes all of the obligations of the Company under the Debentures and the Indenture, and
(iii) after such transaction no Event of Default exists (Article 5).

AMENDMENT, SUPPLEMENT AND WAIVER

         Subject to certain exceptions, the Indenture or the Debentures may be amended or supplemented with the consent of the holders of at least two-thirds in principal amount of such then outstanding Debentures, and any existing default or compliance with any provision may be waived with the consent of the holders of at least two-thirds in principal amount of the then outstanding Debentures (Sections 9.02 and 6.04). Without the consent of any holder of the Debentures, the Company and the Trustee may amend or supplement the Indenture or the Debentures to cure any ambiguity, defect or inconsistency, to provide for uncertificated Debentures in addition to or in place of certificated Debentures, to provide for the assumption of the Company's obligations to holders of the Debentures in the case of a merger or acquisition, or to make any change that does not adversely affect the rights of any holder of the Debentures (Section
9.01 and Paragraph 12). Without the consent of each Debentureholder affected, the Company may not reduce the principal amount of Debentures, the holders of which must consent to an amendment of the Indenture; reduce the rate or change the interest payment time of any Debenture; reduce the principal of or change the fixed maturity of any Debenture; make any Debenture payable in money other than stated in the Debenture; make any change in the provisions concerning waiver of Defaults or Events of Default by holders of the Debentures or rights of holders to receive payment of principal or interest; or make any change that adversely affects conversion rights or certain subordination rights (Section 9.02).

TRANSFER AND EXCHANGE

         A holder may transfer or exchange Debentures in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar is not required to transfer or exchange any Debenture selected for redemption. Also, the Registrar is not required to transfer or exchange any Debenture for a period of 15 days before a selection of Debentures to be redeemed (Section 2.06 and Paragraph 10).

         The registered holder of a Debenture may be treated as the owner of it for all purposes.

CONCERNING THE TRUSTEE

         The Trustee acts as Conversion Agent, Paying Agent and Registrar (Section 12.10).

         The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined) it must eliminate such conflict or resign (Article 7).

         The holders of a majority in principal amount of the then outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any of the holders of the Debentures, unless they shall have offered to the Trustee security and indemnity satisfactory to it (Section 7.01).

INCORPORATION BY REFERENCE

         PROVIDED HEREWITH, FOR THE PURPOSE OF PROVIDING DEBENTUREHOLDERS INFORMATION REGARDING THE DEBENTURES, THE EXCHANGE OFFER, THE RESCISSION OF ACCELERATION, RISK FACTORS, AND OTHER FACTORS, IS THE COMPANY'S OFFERING CIRCULAR RELATED TO THE DEBENTURE EXCHANGE OFFER. ALSO PROVIDED HEREWITH, FOR THE PURPOSE OF PROVIDING DEBENTUREHOLDERS WITH SUBSTANTIALLY THE FINANCIAL INFORMATION THAT ITEM 13 OF SCHEDULE 14A UNDER THE SECURITIES EXCHANGE ACT IDENTIFIES, ARE THE COMPANY'S ANNUAL REPORT TO STOCKHOLDERS RELATED TO THE FISCAL YEAR ENDED MAY 31, 1995 AND QUARTERLY REPORTS FOR THE PERIODS ENDED AUGUST 31, 1995 AND NOVEMBER 30, 1995. ONLY THE RESPECTIVE AUDITORS' REPORTS IN THE ANNUAL REPORT, THE RESPECTIVE FINANCIAL STATEMENTS AND THE NOTES THERETO, THE OTHER SELECTED FINANCIAL INFORMATION IN THE ANNUAL REPORT AND THE RESPECTIVE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ARE INCORPORATED HEREIN BY THIS REFERENCE.

         MANAGEMENT REQUESTS A CONSENT FOR PROPOSALS NO. 1, 2, 3 AND 4.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Kerri Ruppert
                                       Secretary

February __, 1996
Costa Mesa, California

                             [FORM OF FRONT OF CARD]

                         COMPREHENSIVE CARE CORPORATION

                                     CONSENT

CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The Board of Directors of Comprehensive Care Corporation RECOMMENDS CONSENT on every proposal.

Debentureholders should not send any Debenture Certificates with this Consent card. Debentureholders are urged to mark, sign, date and mail promptly this Consent card in the envelope provided. Consents must be received at the address of the Trustee by 5:00 p.m. Los Angeles time, on or before April 1, 1996, unless the deadline is extended without further notice.

THIS CONSENT CARD IS INTENDED TO OBTAIN CONSENT AND THIS CARD SHALL BE DEEMED TO INDICATE A CONSENT IF NOT INDICATED TO THE CONTRARY.

EACH CONSENT MUST BE SIGNED AND DATED.

Sign exactly as addressed to you. Joint owners should each sign. If signing as executor, administrator, attorney, trustee, or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person. Please do not forget to sign and date this Consent card.

                             [FORM OF BACK OF CARD]

PLEASE INDICATE APPROVAL BELOW AS RECOMMENDED BY MANAGEMENT AND THE BOARD OF DIRECTORS

PROPOSAL 1:              / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 1. To consent to rescind, and to notify First Trust California,
            National Association, successor to Bank of America National Trust and Savings Association (the "Trustee"), of a rescission of, an acceleration of payments due under the Company's 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Debentures").

PROPOSAL 2:              / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 2. To consent to waive, and to notify the Trustee of a waiver of, any other Events of Default under the Debentures (other than any nonpayment of principal and interest due).

PROPOSAL 3:              / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 3. To consent to instructions and to instruct the Trustee to not pursue any remedy under the Debentures or the Indenture upon anything less than future directions given by a majority in outstanding principal amount of Debentures.

PROPOSAL 4:              / / APPROVE / / DISAPPROVE / / ABSTAIN

Proposal 4. To consent to the amendment of the Indenture dated April 25, 1985 between the Company and the Trustee to the extent necessary to effect Proposals (1), (2) and (3) and the Exchange.

SIGNATURE(S)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Date:                             , 1996
     ----------------------------
THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Chriss W. Street, Drew Q. Miller, Kerri Ruppert, or any of them, with power of substitution to each, are hereby authorized as agents and attorneys-in-fact to give notice or direction to the Trustee which the undersigned would be entitled to give if personally present on all proposals unless indicated to the contrary unless a "Disapprove" or "Abstain" is indicated. The attorneys-in-fact are authorized to act in their discretion.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" YOUR CONSENT AND APPROVAL TO EACH OF PROPOSALS NO. 1, NO. 2, NO. 3 AND NO. 4 IN ORDER TO FACILITATE COMPLETION OF THE EXCHANGE OFFER. THIS CONSENT WILL BE VOTED AS YOU DIRECT; IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED "FOR" APPROVAL OF THE FOREGOING PROPOSALS.

                                                                Exhibit (a)(iii)

                      NOTICE OF RESCISSION OF ACCELERATION

THIS NOTICE OF RESCISSION OF ACCELERATION IS SOLICITED BY THE MANAGEMENT AND BOARD OF DIRECTORS OF COMPREHENSIVE CARE CORPORATION.

                              ______________, 1996

First Trust California, National Association, successor to
Bank of America National Trust and Savings Association
Corporate Trust Administration #8510
333 South Beaudry Avenue, 25th Floor
Los Angeles, California 90017

         Re:     Comprehensive Care Corporation
                 7 1/2% Convertible Subordinated Debentures Due
                 April 15, 2010 (herein called the "Securities")

Ladies and Gentlemen:

         This Notice of Rescission of Acceleration is delivered pursuant to
Section 6.02 of that certain Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee") governing the Securities, as defined in the Indenture. Pursuant to the written notices delivered to the Trustee and the Company by the Holders of more than 25% in principal amount of the then outstanding Securities there was a declaration of the principal and interest of the Debentures to be due and payable immediately. Capitalized terms not otherwise defined herein are used as defined in the Indenture. The undersigned Holder hereby notifies the Trustee that the Holder elects to rescind both the acceleration of the Securities and also the consequences of such acceleration, such rescission to be effective immediately upon (1) the Company's cure of the Event of Default referenced in the Trustee's notice dated November 22, 1994 to the Holders, (2) the Company's cure of the Event of Default referenced in the Trustee's notice dated May 23, 1995 to the Holders, (3) the Company's cure of the Event of Default referenced in the Trustee's notice dated November 24, 1995 to the Holders, and (4) the Trustee's receipt of Notices of Rescission of Acceleration from Holders of a majority in principal amount of the outstanding Securities.

         This Notice of Rescission of Acceleration shall remain in effect, and be binding on successors and assigns unless the Trustee is notified in writing prior thereto that the undersigned Holder has rescinded this Notice of Rescission of Acceleration.

         Executed by the undersigned as of the date set forth above. (Please fill in the date on the first page on this Notice of Rescission of Acceleration.)

                 NAME OF HOLDER AS LISTED IN THE
                 TRUSTEE'S SECURITIES REGISTER
                 (Please Print):

                 --------------------------------------------------------------
                 Holder's Tax ID No.:
                                     ------------------------------------------

                 Security No. (if available)
                                            -----------------------------------

                 SIGNATURE LINES FOR HOLDER:

                 --------------------------------------------------------------

                 Name (please print):
                                      ------------------------------------------
                 Title (if applicable):
                                        ----------------------------------------

                 --------------------------------------------------------------

                 Name (please print):
                                      ------------------------------------------

                 Title (if applicable):
                                      ------------------------------------------

                                                                 EXHIBIT (a)(iv)

                                  FOURTH NOTICE
                                TO THE HOLDERS OF
                         COMPREHENSIVE CARE CORPORATION
                   7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES
                    DUE APRIL 15, 2010 (CUSIP NO. 204620AA6)
                               (THE "SECURITIES")

         THIS FOURTH NOTICE IS HEREBY given to the Holders of the above-referenced Securities, as provided for under the Indenture dated as of April 25, 1985 (the "Indenture") between Comprehensive Care Corporation, a Delaware corporation (the "Company"), and Bank of America National Trust and Savings Association (the "Trustee"), that (1) the Company failed to make its interest payment on the Securities which was due and payable on October 16, 1995, and, pursuant to Section 6.01 of the Indenture, such failure by the Company is another Event of Default under the Indenture, effective as of November 16, 1995; and (2) as more fully described below, certain additional developments have occurred since the Trustee's last notice to the Holders dated May 23, 1995. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Indenture.

         As the Holders are aware, on November 22, 1994, the Trustee notified the Holders by mail that an Event of Default had occurred under the Indenture in that the Company had failed to make its interest payment on the Securities which was due and payable on October 17, 1994, and had continued to fail to make such missed interest payment for a period of 30 days. On February 13, 1995, the Trustee notified the Holders by mail that (1) the Holders of at least 25% in principal amount of the then outstanding Securities had, pursuant to Section
6.02 of the Indenture, by written notice to the Company and the Trustee declared the principal of and accrued interest on all the Securities to be immediately due and payable, and (2) the Company had delivered to the Trustee, and had requested the Trustee to mail to the Holders, both a notice from the Company and a Notice of Rescission of Acceleration. In order to rescind the acceleration of the Securities pursuant to Section 6.02 of the Indenture, the Holders of at least a majority in principal amount of the then outstanding Securities had to execute and return to the Trustee such Notice of Rescission of Acceleration by 1:00 p.m., Los Angeles, California time on February 28, 1995. That did not occur. On May 23, 1995, the Trustee notified the Holders by mail (the "Third Notice") that (a) an additional Event of Default had occurred under the Indenture in that the Company had failed to make its interest payment on the Securities which was due and payable on April 17, 1995, and had continued to fail to make such missed interest payment for a period of 30 days, and (b) the Company had informed the Trustee that on March 3, 1995, the Company reached an agreement in principle with an ad hoc committee of Holders providing, among other things, for the Company to offer to purchase the outstanding Securities with cash and common stock of the Company and that such agreement provided that the Company would submit such offer to the Holders and would complete such offer within 180 days from March 3, 1995. To date, such offer has not yet been submitted to the Holders.

         The Company has informed the Trustee (1) that the Company has submitted to the United States Securities and Exchange Commission (the "Commission") preliminary materials with respect to the offer to the Holders referenced in the next to the last sentence of the preceding paragraph of this Fourth Notice, (2) that the Company has received comments on these preliminary materials from the Commission, and (3) that the Company is not responding to such comments. The Company has informed the Trustee that the Company cannot at this time specify an exact date by which the foregoing described offer will be submitted to the Holders.

         The Company has also informed the Trustee, and has issued a press release announcing, that on October 20, 1995, the Company received a tax refund from the Internal Revenue Service in the amount of $9,393,382.00 together with accrued interest thereon in the amount of $80,956.10, that the Internal Revenue Service offset against such tax refund amount $2,547,618.14, including interest, then owed by the Company to the Internal Revenue Service pursuant to a settlement agreement, and that the Company thereby actually received a net tax refund in the amount of $6,926,719.96 from the Internal Revenue Service.

         The Trustee seeks direction from the Holders concerning how the Holders wish the Trustee to proceed in connection with the delay which has occurred in submitting the foregoing described offer to the Holders.

         The Trustee will continue with its duties under the Indenture and will monitor developments in this matter and intends to communicate with the Holders of the Securities as it deems appropriate as it learns of developments concerning this matter. Any directions or inquiries regarding this matter should be directed to Ms. Sandy Chan, Trust Officer, First Trust of California, National Association, as agent for Bank of America National Trust and Savings Association, Corporate Trust Administration, Department #8510, 333 South Beaudry Avenue, 25th Floor, Los Angeles, California 90017, telephone: (213) 345-4652.

NOTE: IF YOU ARE A NOMINEE OR A DEPOSITORY AND NOT A BENEFICIAL
      HOLDER, PLEASE FORWARD COPIES OF THIS NOTICE IMMEDIATELY TO YOUR CLIENTS WHO ARE BENEFICIAL HOLDERS OF THE SECURITIES.

Dated:   November 24, 1995

                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as Trustee

                                                                  EXHIBIT (a)(v)

                         [COMPREHENSIVE CARE LETTERHEAD]

To: Holders of Comprehensive Care Corporation 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Securities")

NOTICE IS HEREBY given, pursuant to Section 2.12 of that certain Indenture dated as of April 25, 1985 (the "Indenture"), between Comprehensive Care Corporation (the "Company") and Bank of America National Trust and Savings Association (the "Trustee"), that the Company intends to pay on April 15, 1996 (the "Payment Date"), the aggregate amount of three interest payments, and default interest on each missed payment, plus the regular semi-monthly interest payment, calculated as follows:

         (1) The interest payment on the Securities in the aggregate amount of $357,675 ($37.50 per each $1,000 of principal amount of a Security) which was due and payable by the Company on October 17, 1994, together with interest on such missed interest payment (at the rate of 7 1/2% per annum from and including October 15, 1994, and to but not including the Payment Date) in the aggregate amount of $13,413 ($1.41 per each $1,000 of principal amount of a Security);

         (2) The interest payment on the Securities in the aggregate amount of $357,675 ($37.50 per each $1,000 of principal amount of a Security) which was due and payable by the Company on April 17, 1995, together with interest on such missed interest payment (at the rate of 7 1/2% per annum from and including April 15, 1995, and to but not including the Payment Date) in the aggregate amount of $13,413 ($1.41 per each $1,000 of principal amount of a Security);

         (3) The interest payment on the Securities in the aggregate amount of $357,675 ($37.50 per each $1,000 of principal amount of a Security) which was due and payable by the Company on October 16, 1995, together with interest on such missed interest payment (at the rate of 7 1/2% per annum from and including October 15, 1995, and to but not including the Payment Date) in the aggregate amount of $13,413 ($1.41 per each $1,000 of principal amount of a Security); and

         (4) The interest payment on the securities in the aggregate amount of $357.675 ($37.50 per each $1,000 principal amount of a Security) which would become due and payable by the Company on April 15, 1996.

         Such payments by the Company will be made to Holders in whose name a Security is registered as of April 2, 1996. Such payment by the Company is conditioned upon the concurrent effectiveness of rescission of the acceleration of the Securities by Holders of a majority in principal amount of the outstanding Securities on the Payment Date. The enclosed Offering Circular,
Schedule 13E-4, Debenture Consent Solicitation Statement and other materials each contains significant information relating to the Debentures with which you should become familiar.

Dated: February __, 1996                   COMPREHENSIVE CARE CORPORATION,
                                           a Delaware corporation

                                                                 EXHIBIT (a)(vi)
                                [COMP-CARE LOGO]
                                                               February __, 1996

Dear Holder of Comprehensive Care Corporation 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Securities"):

         The Board of Directors of Comprehensive Care Corporation solicits holders of its 7 1/2% Convertible Subordinated Debentures Due April 15, 2010 (collectively called the "Securities") for the following purposes:

         (1) For a majority in principal amount of the Securities to give notice to First Trust California, National Association, successor to Bank of America National Trust and Savings Association (the "Trustee") to rescind the acceleration of the Securities ("Proposal 1"); and

         (2) For two-thirds in principal amount of the Securities to waive all of the Events of Default under the Debentures ("Proposal 2"); and

         (3) For a majority in principal amount of the Securities to instruct the Trustee to forebear from effecting any remedy for the Events of Default to permit completion of an Exchange Offer ("Proposal 3"); and

         (4) For two-thirds in principal amount of the Securities to agree to amend the Indenture to facilitate or effect Proposals 1, 2 and 3 and the Exchange Offer ("Proposal 4").

         Proposals 1, 2, 3 and 4, and the possible advantages and disadvantages, are described in the enclosed Debenture Consent Solicitation Statement. Proposals 1, 2, 3 and 4 are recommended by your Board of Directors. A card (the "Consent") is enclosed for the purpose of giving such a notice to the Trustee.

         The Board of Directors recommends the Proposals because it believes that the Company's Securityholders would like to accept a proposed exchange offer (the "Exchange Offer"). The other purposes include elimination of the various undesirable effects of an acceleration, such as:

         (a) An acceleration can impair the Company's business and financial prospects.

         (b) An acceleration could cause defaults under other debts and obligations of the Company.

         (c) An acceleration decreases the Company's attractiveness to investors.

         (d) An acceleration of indebtedness also creates an unfavorable impression with the Company's vendors and clients.

         Although Securityholders will be offered an exchange of cash and Common Stock for their Securities, a Securityholder is not required to exchange. The Company will pay the entire amount of interest due on all non-tendered Debentures, and the Securities will be reinstated. The Company will accept properly tendered Securities in the Exchange Offer described in the Offering Circular.

         A rescission of acceleration would result in a reinstatement of the Securities that should result in an immediate improvement in the Company's business and financial condition, and thus an improvement in its debt-carrying ability.

         Giving Consent will not effectively tender your Debentures. The manner of tendering Debentures is described in the Letter of Transmittal and the Offering Circular.

         It is each beneficial and record Debentureholder's right to elect to not tender such holder's Debentures. Nevertheless, there can be no assurance that the aggregate market value of your Securities after a rescission will be as great as the aggregate market value of your Securities before a rescission plus the interest payment. Debentureholders are urged, in addition to Consenting, to carefully consider the Exchange Offer. After the Exchange Offer, the trading in the Securities may become more thin and sporadic, which could adversely affect the liquidity of an investment in the Securities.

         A rescission of acceleration will not alter rights of Securityholders to accelerate the Securities upon any future Event of Default.

         The Board of Directors is hopeful that a rescission of acceleration of the Securities will help position the Company for a more successful long-term future. Please SIGN, DATE and MAIL the enclosed Consent card as soon as possible.

                                               Sincerely,
                                               Chriss W. Street
                                               Chairman of the Board of
                                               Directors, President & Chief
                                               Executive Officer

                                                                EXHIBIT (c)(ii)

                         COMPREHENSIVE CARE CORPORATION

4350 Von Karman
Suite 280
Newport Beach, CA  92660

  Tel: 714-798-0468
  Fax: 714-

   March 3, 1995
HAND DELIVERED

Mr. Jay H. Lustig
Individually and as representative of
the Participating Securityholders (defined below)

         Re:  Proposed Rescission of Acceleration of Securities

Dear Mr. Lustig:

         Based on the various discussions that we have had among or between Comprehensive Care Corporation (the "Company"), the Trustee of its 7-1/2% Convertible Subordinated Debentures Due April 15, 2010 (the "Securities"), and you as a representative of certain holders, and individually as a holder, of certain Securities which we understand aggregate $4.653 million in original principal amount (the "Participating Securityholders"), certain of whom were Securityholders who gave notice of acceleration in February, 1995, and our understanding of the type of transaction that is feasible for rescission of acceleration and of interest to us, we outline the basis for this proposed rescission relative to the proposed agreement to pay cash and issue shares to Participating Securityholders, and permitted assigns (collectively, the "Consideration"). In this regard, we propose the principal terms of an agreement (the "Agreement") to be as set out in this letter as follows:

         1. Voting of Securities; "Lock-Up." Upon the dismissal of the involuntary Chapter 7 petition filed against the Company, the Participating Securityholders will give notices of rescission of acceleration reasonably acceptable and at times as determined by the Trustee and the Company, will vote in favor of each related proposal to be made to all of the Securityholders of the Company, including without limitation a proposed supplemental indenture if necessary, and will tender their Securities for exchange for cash and shares as described herein (the "Offer"). Furthermore the Participating Securityholders will neither submit any notice or demand of acceleration, nor pursue any remedies available under the Indenture nor join or participate in any Securities Exchange Act of 1934 Rule 13(d) group or participate against the Board or management in any proxy or other solicitation of any of the Securities or Common Stock of the Company, and the Participating Securityholders agree that they will give the Company any information they receive about anyone trying to form such a group. Jay H. Lustig represents that he is authorized to execute and deliver this Agreement on behalf of and to bind at least $2.5 million in original principal amount of the Securities and further represents that he shall cause the holders of at least $2.5 million of the outstanding principal amount of Securities to rescind acceleration and waive the interest payment defaults, substantially as provided in the attached Notice of Rescission of Acceleration on or before March 31, 1995, and use his best efforts to cause holders of an additional amount of Securities necessary to aggregately comprise more than 50% of the outstanding principal amount of Securities to rescind such acceleration and waive such interest payment defaults substantially as provided in such notice.

         2. Rights Non-Assignable. Until the earlier of the expiration of this Agreement or the completion of the exchange of Securities contemplated herein, nothing contained in this Agreement will permit any Participating Securityholder to at any time sell or dispose of in any manner the rights or obligations of the said Participating Securityholder under this Agreement. However, the Participating Securityholders may transfer their Securities provided that the recipient, and each subsequent transferee, is irrevocably bound hereby and so agrees in writing. Until the earlier of the expiration of this Agreement or the completion of the exchange of Securities contemplated herein, each Participating Securityholder shall notify the Company of any private or public sale, and agrees to placement of an appropriate legend on the Securities bound hereby.

         3. Standstill. Until the earlier of the expiration of this Agreement or the completion of the exchange of Securities contemplated herein, if any Participating Securityholders, directly or indirectly, acquires beneficial or record ownership of any Securities or other equity securities of the Company or interest, such Securities will become and remain subject to this Agreement.

         4. The Offer. The Offer shall incorporate the following features and specifications upon first being given to Securityholders, subject to requirements of law:

         / / The Offer shall be made pursuant to Section 3(a)(9) of the Securities Act of 1933 for up to 100% of the Securities. Shares issuable pursuant to the Offer are intended to be freely tradeable under the Securities Act of 1933.

         / / The Board of the Company shall use best efforts to complete this transaction within 120 days, but shall have a reasonable period of additional time, ending not later than 180 days after the date hereof, in order to consummate legal requisites to the Offer.

         / / The Company shall not, during the term of this Agreement, pledge or otherwise dispose of, or issue or commit to issue any additional, capital stock, or any interest therein, or securities convertible into shares of such stock, of CareUnit, Inc., a Delaware corporation ("Care Unit"), 100% of whose outstanding shares (the "Shares") are held beneficially and of record by the Company free of any other liens or claims. At 150 days after the date of this Agreement, provided that the Participating Securityholders have in each material respect performed (with opportunity to cure if a cure is possible) their obligations required to be performed hereunder on or prior to such date, and if the Offer has not then been consummated, the Company shall pledge (with the Trustee, or an alternate acceptable to the Company, to act as pledgeholder on terms of a written agreement containing standard terms reasonably acceptable to the Participating Securityholders) all of the Shares as collateral for its obligation to purchase the Securities pursuant to the Offer or otherwise. Such pledge may only be foreclosed upon following 180 days after the date hereof at the request of any Securityholder or the Trustee if the Offer is not consummated on or prior to such date, provided that the Participating Securityholders have in each material respect performed (with opportunity to cure if a cure is possible) their obligations required to be performed hereunder on or prior to such date. From day 150 through day 180 after the date hereof, or the earlier consummation of the Offer, the tendered (or all Participating Securityholders' Securities if the Offer has not been commenced without fault of the Participating Securityholders) Securities of the Participating Securityholders shall accrue and be paid upon purchase thereof additional interest at the rate of 7-1/2% per annum on the original principal amount). Upon consummation of the Offer, the said pledges shall be released. The Company represents that Care Unit is the subsidiary generating operating profits under the CareUnit name, and all of its other subsidiaries with similar names are substantially inactive.

         / / The Participating Securityholders shall support the proposed Offer and shall not speak or write publicly against the proposed Offer. In addition, the Participating Securityholders will not solicit or support any solicitation of proxies or consents inconsistent with the purposes or spirit of this Agreement.

         / / The Offer shall allow the Securityholders to participate pro-rata to the amounts tendered, up to 100% of the amount of Securities outstanding, provided that all tendering Securityholders also give notice of rescission of acceleration and consent to any proposals reasonably made by the Company that are incidental to the Offer.

         / / The tendering Securityholders shall receive, net to the Securityholder, for each $1,000.00 of original principal amount tendered, $500.00 in cash, plus $120.00 in shares of Common Stock of the Company (based on a fair value of the Common Stock equalling the average round-lot traded price reported on the NYSE Composite Tape for all trading days during the 75 calendar days commencing with and as of March 6, 1995). Additionally, for each $1,000.00 of original principal amount, tendering Securityholders will receive $80 in cash (approximately 1 year's interest) representing the amount agreed upon to represent all interest owing and accrued to the payment date, in return for which they will waive all other obligations including all default interest accrued from April 15, 1994 which was due as of October 17, 1994, and all interest (or interest on interest) accruing from and after October 15, 1994 through the date on which the Offer is consummated.

         / / The Offer and the Company's completion of an exchange as described herein are subject to all relevant conditions provided in the Indenture relating to the Securities dated as of April 25, 1985 between the Company and the Trustee, as defined therein, and receipt of all reasonably necessary governmental, and third-party, consents, filings, or approvals necessary to consummate the Offer.

         / / The Company may condition the Offer upon a minimum of tendered Securities of $2.5 million from the Participating Securityholders.

         5. Costs. The Company shall pay legal fees of Weil, Gotshal & Manges incurred by the accelerating Participating Securityholders from January 1, 1995 to date in the amount of between $35,000 and $40,000. Otherwise, the parties each will bear their own respective costs.

         6. Release. Upon dismissal of the involuntary Chapter 7 case, referred to further below, the Company shall release each Participating Securityholder and its officers, employees, agents, representatives, attorneys, and advisors from any and all claims and causes of action arising or occurring prior to the date hereof, including without limitation any and all claims or causes of action arising out of or related to the delivery of the notice of acceleration of the Securities or the filing of an involuntary Chapter 7 petition against the Company, provided that the effectiveness of the release shall be conditioned upon and subject only to the execution and delivery by each respectively released Participating Securityholder of the notice of rescission of acceleration described in paragraph 1 hereof and each Participating Securityholder using its best efforts to achieve consummation of the transactions contemplated herein.

         7. News Release. Upon the execution by you and return to us of this Agreement, the Company shall prepare the news release. Each news release concerning this Agreement or the Offer shall be in form and substance and at times reasonably determined by the Company after reasonable notice to you and reasonable prior consultation with you, with your reasonable cooperation, as representative of the Participating Securityholders.

         8. Bankruptcy Petition. The Participating Securityholders that are petitioning creditors in the involuntary Chapter 7 bankruptcy petition filed against the Company shall support and cause their attorneys to execute and indicate consent to the Order Dismissing Involuntary Petition (the "Order") attached hereto. The Participating Securityholders that are petitioning creditors shall support entry of the Order and dismissal of the involuntary petition at the hearing scheduled for March 7, 1995. If such order is not entered by the court prior to or on March 8, 1995, the Company thereafter shall have the option to terminate this Agreement upon written notice and, prior to such termination, to require additional reasonable cooperation of the Participating Securityholders for the purpose contemplated in this paragraph.

         9. Survival. If the Offer is consummated, the terms and provisions of this Agreement shall survive the consummation of the Offer.

         If the foregoing meets with your approval, so signify by signing and returning the enclosed duplicate copy of this letter, whereupon this letter shall constitute the final agreement between the parties in accordance with the terms and provisions set forth above. This offer will expire if not accepted on March 3, 1995. We shall look forward to receiving your prompt acceptance.

                                       Very truly yours,

                                       COMPREHENSIVE CARE CORPORATION

                                       By: /s/ Chriss W. Street
                                           -----------------------------------
                                           Chriss W. Street, Chairman of the
                                           Board, Chief Executive Officer and
                                           President

AGREED AND CONFIRMED:

By:   /s/ Jay H. Lustig                     Dated: March 3, 1995
-----------------------------
      Jay H. Lustig

APPROVED AS TO FORM:
WEIL, GOTSHAL & MANGES

-----------------------------
By:   /s/ Martin A. Sosland
      Martin A. Sosland